Exhibit 10.1

TERM LOAN CREDIT AGREEMENT

dated as of

August 9, 2012

among

FLY FUNDING II S.À R.L, as Borrower,

FLY LEASING LIMITED, as a Guarantor Party,

FLY PERIDOT HOLDINGS LIMITED, as a Guarantor Party,

BABCOCK & BROWN AIR ACQUISITION I LIMITED, as a Guarantor Party,

EACH OTHER GUARANTOR PARTY REFERRED TO HEREIN,

THE LENDERS IDENTIFIED HEREIN,

CITIBANK, N.A.,

as Administrative Agent,

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

as Collateral Agent,

and

CITIGROUP GLOBAL MARKETS INC.,

as Syndication Agent

CITIGROUP GLOBAL MARKETS, INC.,

DEUTSCHE BANK SECURITIES INC.,

MORGAN STANLEY SENIOR FUNDING, INC.,

RBC CAPITAL MARKETS, LLC,

and

BNP PARIBAS SECURITIES CORP.

as Joint Lead Arrangers

i

SCHEDULES:

Schedule 3.06 – Permitted Liens

Schedule 3.14 – Borrower Party Information

Schedule 3.17(a) – PS Pool Aircraft

Schedule 3.17(b) – Leases and Intermediate Leases

Schedule 9.01 – Notices

EXHIBITS:

Exhibit A-1 – Commitments and Applicable Percentages; Loan Designations

Exhibit B – Form of Mortgage

Exhibit C – Form of Assignment and Assumption

Exhibit D – Form of Borrower Party Request and Assumption Agreement

Exhibit E-1A – Form of Opinion of Clifford Chance US LLP

Exhibit E-1B – Form of Opinion of Morris James LLP

Exhibit E-1C – Form of Opinion of Ray Quinney & Nebeker P.C.

Exhibit E-1D – Form of Opinion of Conyers Dill & Pearman as to Bermuda law

Exhibit E-1E – Form of Opinion of Maples and Calder as to Cayman Islands law

Exhibit E-1F – Form of Opinion of Clifford Chance, Sydney as to Australian law

Exhibit E-1G – Form of Opinion of Clifford Chance, Luxembourg as to Luxembourg law

Exhibit E-1H – Form of Opinion of Day Pitney LLP as to Connecticut law

Exhibit E-1I – Form of Opinion of In-House Counsel to the Borrower Parties

Exhibit E-2 – Form of Opinion of Daugherty, Fowler, Peregrin, Haught & Jenson

Exhibit F – Form of Note

Exhibit G – Form of Administrative Questionnaire

Exhibit H – Form of Intercreditor Agreement

Exhibit I – Form of LTV Certificate

Exhibit J – Form of Release Request

ANNEXES:

Annex 1 – Prohibited Countries

Annex 2 – Borrower Competitors

Annex 3 – Perfection Exceptions

v

CREDIT AGREEMENT (this “Agreement”) dated as of August 9, 2012 among Fly Funding II S.à r.l., a private limited liability company (société à responsibilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, registered with the Luxembourg register of commerce and companies under number R.C.S. Luxembourg: B 170.080 and having a share capital of $20,000 (the “Borrower”), Fly Leasing Limited, a company incorporated under the laws of Bermuda (“FLL”), Fly Peridot Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“FPH”), Babcock & Brown Air Acquisition I Limited (“BBAA”), each of the Intermediate Lessees (collectively, the “Initial Intermediate Lessees”) and each of the Lessor Subsidiaries (collectively, the “Initial Lessor Subsidiaries”) listed on the signature pages of this Agreement, certain Intermediate Lessees party hereto pursuant to Section 2.10(c), certain Lessor Subsidiaries party hereto pursuant to Section 2.10(e), the lenders from time to time party to this Agreement (collectively, the “Lenders”), Citigroup Global Markets Inc (“Citigroup GM”), as syndication agent (in such capacity, the “Syndication Agent”), Citibank N.A., (“Citibank NA”) as administrative agent (in such capacity, the “Administrative Agent”), and Wells Fargo Bank Northwest, National Association as collateral agent (in such capacity, the “Collateral Agent”) and securities intermediary.

WHEREAS, the Borrower desires to borrow funds under this Agreement subject to the terms and conditions set forth herein;

WHEREAS, certain Borrower Parties are willing to secure each of their and each other Borrower Parties’ obligations under this Agreement and the other Loan Documents, by granting Liens on certain of their assets to the Collateral Agent, for the benefit of the Secured Parties, as provided in the Security Documents;

WHEREAS, each of the Guarantor Parties is willing to jointly and severally guarantee the Obligations of the Borrower and each other Borrower Party and to secure its Guaranteed Obligations by granting Liens on the Collateral held such Guarantor Party to the Collateral Agent, for the benefit of the Secured Parties, as provided in the Security Documents;

WHEREAS, the Lenders are willing to make loans to the Borrower if the foregoing Obligations of the Borrower are guaranteed and secured as described above and subject to the other terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Collateral” has the meaning set forth in the Mortgage.

“Administrative Agent” means the Person appointed at any time as administrative agent hereunder. The initial Administrative Agent is Citibank NA.

“Administrative Agent Fee Letter” means the Citibank, N.A., administrative agent fee letter dated on or about the date of this Agreement.

“Administrative Agent’s Account” means account number 3685-2248 of Citibank N.A. at Citibank N.A., ABA number 021-000-089, Account Name: Medium Term Finance, Attn: Loan Agency or such other account as the Administrative Agent notifies the Borrower and the Lenders in writing from time to time.

“Administrative Agent’s Office” means Citibank N.A., Citi Agency Services, 1615 Brett Road, Building III, New Castle, DE 19720, or such other address as the Administrative Agent notifies the Borrower and the Lenders in writing from time to time.

“Administrative Questionnaire” means an administrative questionnaire in substantially the form of Exhibit G or any other form approved by the Administrative Agent.

“Adverse Claim” means any Lien or any claim of ownership or other property right, other than Permitted Liens (it being agreed for purposes of clarification that a transfer of an ownership interest or other right in a Pool Aircraft and any related Lease to a Person that is not a Borrower Party is not an Adverse Claim, subject to the Borrower Parties’ maintaining compliance with Sections 2.10, 5.04 and 5.16).

“Affected Lender” has the meaning set forth in Section 2.08(g).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person.

“Agent” means each of the Administrative Agent, the Collateral Agent, the Syndication Agent and the Paying Agent.

“Agent Affiliates” has the meaning set forth in Section 9.01(b).

“Aggregate Commitments” means the aggregate Commitments of all the Lenders.

“Aggregate Requested Release Amount” means, in respect of a Release Date, (i) the aggregate principal amount of the Loans to be released to the Borrower in accordance with Section 2.03(c) on such Release Date in respect of each related Pool Aircraft identified in the relevant Release Request plus (ii) the aggregate pro rata investment earnings thereon.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Aircraft” means the PS Pool Aircraft and the Non-Pool Aircraft.

“Aircraft Assets” means the Aircraft Collateral and any related Security Deposits or Maintenance Rent.

“Aircraft Collateral” means all Collateral of the type described in clauses (a), (b), (c), (d), (j) and (k) of Section 2.01 of the Mortgage.

“Applicable Non-U.S. Aviation Law” means, with respect to any Aircraft, any applicable law, rule or regulation (other than the FAA Act) of any Government Authority of any jurisdiction not included in the United States or in any state, territory or possession of the United States governing the registration, ownership, operation, or leasing of all or any part of such Aircraft, or the creation, recordation, maintenance, perfection or priority of Liens on all or any part of such Aircraft.

“Applicable Margin” means 5.50% per annum; provided that for any period in which the Base Rate applies to the Loans, the Applicable Margin shall be 4.50% per annum.

“Applicable Percentage” means with respect to any Lender at any time, the percentage of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the commitment of each Lender to make Loans has been terminated pursuant to Article 6 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Exhibit A-1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Subsidiary Documents” has the meaning set forth in 2.10(g)(i).

“Appraisal” means with respect to any Pool Aircraft, a “desk top” appraisal of such Pool Aircraft by a Qualified Appraiser, which appraisal (x) is addressed to one or more Borrower Parties and the Administrative Agent and (y) opines as to the half-life Base Value of such Pool Aircraft.

“Appraisal Date” means each sixth-month anniversary of the Effective Date.

“Appraised Value” means, with respect to any PS Pool Aircraft as of any LTV Determination Date, the value of such PS Pool Aircraft as of such date, calculated by taking the lesser of the average and the median of the most recent Appraisals conducted with respect to such PS Pool Aircraft pursuant to Section 5.09(a)(viii); provided that notwithstanding any Appraisal to the contrary:

(a) if, as of any date, (i) any PS Pool Aircraft (A) is leased to a lessee that is organized under the laws of or domiciled in a Prohibited Country (and, if the country in which a lessee is organized under the laws of or domiciled in becomes a Prohibited Country as a result of the jurisdiction in which such lessee is organized under or domiciled becoming a Prohibited Country after the date the applicable Aircraft and Lease with such lessee were included in the Designated Pool, the leasing of such PS Pool Aircraft to such lessee continues for the later of (x) more than 120 days and (y) the period the applicable Borrower Party is mandatorily prevented by operation of law from repossessing such PS Pool Aircraft, but in no event longer than 180 days) or (B) is leased by a Borrower Party that is subject to a Specified Representation Deficiency pursuant to Section 2.10(g) that is continuing as of such date; (ii) the Express Perfection Requirements are not satisfied as to any PS Pool Aircraft or any Lease, Intermediate Lease, Equity Collateral or other Collateral related to such PS Pool Aircraft; (iii) any

Lien as to any PS Pool Aircraft (or as to any Lease, Equity Collateral, or other Collateral, in each case related to such PS Pool Aircraft) is purported to be created under any Security Document shall not be or shall cease to be a valid and perfected Lien on such PS Pool Aircraft and/or related Collateral with the same priority as and to the extent provided for under the applicable Security Documents except as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents (it being understood and agreed that, with respect to each applicable Aircraft Asset and any related Equity Collateral, only the Express Perfection Requirements shall apply); (iv) a Lessor Subsidiary shall cease to Own any PS Pool Aircraft, free and clear of all Liens (other than Permitted Liens); and (v) any PS Pool Aircraft shall be of a type other than a Preferred Aircraft Type or an Other Aircraft Type or shall suffer an Event of Loss; in each case such PS Pool Aircraft shall be deemed to have an Appraised Value of $0.00 as of such date;

(b) any PS Pool Aircraft which, as of any date, otherwise causes the Designated Pool to fail to meet the Pool Specifications, shall be deemed to have an Appraised Value not greater than the greatest value that would permit such Aircraft to not cause the Designated Pool to fail to satisfy the Pool Specifications; and

(c) any PS Pool Aircraft which, as of any date, is subject to a contract providing for the consummation of a sale of such PS Pool Aircraft within six months of such date, shall be valued as of such date at the purchase price to be paid to the applicable Borrower Party pursuant to such contract.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Borrower Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agents or the Lenders by means of electronic communications pursuant to Section 9.01(b).

“Arranger Entity” means Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., RBC Capital Markets, LLC., BNP Paribas, and each of their respective Affiliates.

“Assigned Leases” has the meaning set forth in the Mortgage.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.06), in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

“Assignment Effective Date” has the meaning set forth in Section 9.06(b).

“Australian Aircraft Mortgage” means any mortgage over aircrafts granted by any Lessor Subsidiary incorporated under the laws of Australia, in substantially the form of Exhibit K to the Mortgage.

“Australian PPSA” means the Personal Property Securities Act 2009 (Cth) as amended from time to time.

“Australian Share Charge” means any charge over shares or other Equity Interests by any Borrower Party or Guarantor Party in favor of the Collateral Agent, for the benefit of the Secured Parties, with respect to the shares or other Equity Interests of any Borrower Party incorporated under the laws of Australia, in substantially the form of Exhibit J to the Mortgage.

“Australian Security Documents” means each of the Australian Aircraft Mortgages and the Australian Share Charge, as applicable.

“Average Age” means, at any time, the average age of all of the Pool Aircraft at such time, weighted by Base Values, as established by taking the lesser of the average and the median of the most recent Appraisals delivered pursuant to Section 5.09(a)(viii).

“Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus one-half of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively; provided, however, that notwithstanding the foregoing, the Base Rate shall at no time be less than 3.0% per annum. On any day that Loans bearing interest at the Base Rate are outstanding, in no event shall the Base Rate be less than the sum of (i) the LIBO Rate (after giving effect to any LIBO Rate “floor”) that would be payable on such day for a Loan with a one-month interest period plus (ii) the difference between the Applicable Margin for Loans bearing interest at the LIBO Rate and the Applicable Margin for Loans bearing interest at the Base Rate.

“Base Value” means, with respect to a PS Pool Aircraft, the value, expressed in dollars, of such Aircraft, determined on the basis of an open, unrestricted, stable market environment with a reasonable balance of supply and demand and with full consideration of such Aircraft’s “highest and best use”, presuming an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for remarketing, adjusted to account for the maintenance status of such Aircraft as set forth in the definition of Appraisal in this Section 1.01.

“BBAA” has the meaning set forth in the introductory paragraph of this Agreement.

“Bermuda Share Charge” means any charge over shares or other Equity Interests by any Borrower Party in favor of the Collateral Agent, for the benefit of the Secured Parties, with respect to the shares or other Equity Interests of any Borrower Party incorporated under the laws of Bermuda, in substantially the form of Exhibit H to the Mortgage.

“Board of Managers” means either the board of managers of the Borrower or any committee of that board duly authorized to act hereunder.

“Borrower” has the meaning set forth in the introductory paragraph of this Agreement.

“Borrower Competitor” has the meaning set forth in Section 9.06(c).

“Borrower Parties” means the Borrower, FLL, FPH, BBAA, each Lessor Subsidiary, each Intermediate Lessee and each other Person that becomes a Borrower Party from time to time by executing a Borrower Party Request and Assumption Agreement.

“Borrower Party Request and Assumption Agreement” means the Borrower Party Request and Assumption Agreement in substantially the form of Exhibit D.

“Borrowing” means a borrowing of the Loans under Section 2.01.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.02.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Ireland are authorized or required by law to remain closed; provided that, when used in connection with the determination of a LIBO Rate, the term “Business Day” shall mean any day other than a day on which banks are not open for dealings in dollar deposits in the London interbank market or a day in which commercial banks in New York City are authorized or required by law to remain closed.

“Cape Town Convention” means, collectively, the Convention and the Protocol, together with all regulations and procedures issued in connection therewith, and all other rules, amendments, supplements, modifications, and revisions thereto (in each case using the English language version).

“Cash Collateral” means LTV Cash Collateral and UPA Cash Collateral.

“Cayman Islands Share Charge” means any charge over shares or other Equity Interests by any Borrower Party in favor of the Collateral Agent, for the benefit of the Secured Parties, with respect to the shares or other Equity Interests of any Borrower Party incorporated under the laws of the Cayman Islands, in substantially the form of Exhibit L to the Mortgage

“Certificated Security” has the meaning set forth in the Mortgage.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law but compliance with which is customary for Persons which are subject to regulation by the relevant Governmental Agency) by any Governmental Authority.

“Code” means the Internal Revenue Code of 1986, as amended.

“Code of Banking Practice” means the Code of Banking Practice published by the Australian Bankers’ Association.

“Collateral” has the meaning set forth in the Mortgage.

“Collateral Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Collateral Supplement” has the meaning set forth in the Mortgage.

“Commitment” means, as to each Lender, its obligation to make the Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Exhibit A-1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Contracting State” has the meaning set forth in the Mortgage.

“Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convention” means the Convention on International Interests in Mobile Equipment signed in Cape Town, South Africa on November 16, 2001.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Excess” means, with respect to any Funds Defaulting Lender, (i) in the case of a failure to fund a Loan, the excess, if any, of such Defaulting Lender’s pro rata share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Funds Defaulting Lenders (including such Funds Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans actually funded by such Funds Defaulting Lender and (ii) in the case of a failure to fund its pro rata share of any payment under Section 8.06, such Lender’s pro rata share with respect to such participation or payment.

“Default Period” means, (x) with respect to any Funds Defaulting Lender, the period commencing on the date that such Lender became a Funds Defaulting Lender and ending on the earliest of: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero and/or such Defaulting Lender shall have paid all amounts required to be paid by it under Section 8.06, as the case may be, and (b) such Defaulting Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which the Borrower, the Administrative Agent and the Required Lenders waive all failures of such Defaulting Lender to fund or make payments required hereunder in writing; and (y) with respect to any Insolvency Defaulting Lender, the period commencing on the date such Lender became an Insolvency Defaulting Lender and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable and (ii) the date that such Defaulting Lender ceases to hold any portion of the Loans or Commitments.

“Defaulted Loans” means any Loan not made by any Lender when required hereunder.

“Defaulting Lender” means any Funds Defaulting Lender or Insolvency Defaulting Lender.

“Designated Pool” means, subject to Section 2.10, the pool of Aircraft consisting of the PS Pool Aircraft each of which (i) shall be noted by the Borrower on Schedule 3.17(a) attached hereto, as amended, restated or supplemented from time to time pursuant to this Agreement and (ii) either (x) shall be Owned by a Lessor Subsidiary or (y) each of the Borrower Parties shall have good faith intention and, to FLL’s and the relevant Servicer’s knowledge, the ability to satisfy each of the conditions under the Loan Documents (including the conditions set forth in Section 4.02 of this Agreement) such that such Aircraft will constitute a Pool Aircraft within a reasonable period of time after the Effective Date.

“dollars”, “Dollars” or “$” refers to lawful money of the United States.

“Effective Date” means the date on which each of the conditions specified in Section 4.01 is satisfied (or waived in accordance with Section 9.05).

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Collateral Agent, which institution agrees, for all purposes of the New York UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501 of the New York UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC), (c) all property credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(9) of the New York UCC), (d) the Collateral Agent shall be the “entitlement holder” (as defined in Section 8-102(7) of the New York UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Collateral Agent to the exclusion of the Borrower and each other Borrower Party, (f) it will waive or subordinate in favor of the Collateral Agent all claims (including without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the New York UCC) shall be the State of New York.

“Eligible Assignee” means any Person (other than a natural Person) that is (i) a Lender, an Affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business.

“Eligible Institution” has the meaning set forth in the Mortgage.

“Eligible Lease” means a lease containing terms and conditions and otherwise in a form consistent with Leasing Company Practice with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant lessee (including operating experience), the age and condition of the applicable Pool Aircraft and the jurisdiction in which such Pool Aircraft will be operated or registered. In addition, if any Lessee of a Pool Aircraft under a Lease otherwise constituting an Eligible Lease shall cause the Borrower or any Borrower Party to be in violation of Section 5.14 or Section 5.15, such Lease shall cease to be an Eligible Lease until such violation is cured or the relevant Lease is otherwise terminated.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Borrower Parties or any Facility.

“Equity Collateral” has the meaning set forth in the Mortgage.

“Equity Interests” means shares of capital stock, issued share capital, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Plan to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan (but in no event for PBGC premiums); (e) the receipt by any Borrower Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU” has the meaning set forth in Section 3.16.

“Event of Loss” means with respect to any Pool Aircraft (a) if the same is subject to a Lease, a “Total Loss,” “Casualty Occurrence” or “Event of Loss” or the like (however so defined in the applicable Lease); or (b) if the same is not subject to a Lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, (iii) requisition for title, confiscation, forfeiture or any compulsory acquisition or seizure or requisition for hire (other than a confiscation, compulsory acquisition or seizure or requisition for hire for a consecutive period not exceeding 180 days) by or under the order of any government (whether civil, military or de facto) or public or local authority in each case other than by the United States or (iv) its hijacking, theft or disappearance, resulting in loss of possession by the owner or operator thereof for a period of 180 consecutive days or longer. An Event of Loss with respect to any Pool Aircraft shall be deemed to occur on the date on which such Event of Loss is deemed pursuant to the relevant Lease to have occurred or, if such Lease does not so deem or if the relevant Aircraft is not subject to a Lease, (A) in the case of an actual total loss or destruction, damage beyond repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant Aircraft was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of requisition of title, confiscation, restraint, detention, forfeiture, compulsory acquisition or seizure, the date on which the same takes effect; (D) in the case of a requisition for hire, the expiration of a period of 180 days from the date on which such requisition commenced (or, if earlier, the date upon which insurers make payment on the basis of such requisition); or (E) in the case of clause (iv) above, the final day of the period of 180 consecutive days referred to therein.

“Events of Default” has the meaning set forth in Article 6.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” means, with respect to any Lender Party or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (i) under the Laws of which such recipient is organized (or a country that includes such jurisdiction) or (ii) in which its principal office is located or (iii) in which it is treated as primarily resident for net income Tax or franchise tax purposes, or (iv) in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes or backup withholding tax imposed by the United States or any similar Tax imposed by any other jurisdiction described in clause (a) above (other than any withholding tax imposed on the Borrower under the laws of Luxembourg (including by virtue of the implementation or direct effect of the EC Directive 2003/48/EC or any amendment or modification thereto)), (c) Taxes imposed or suffered as a result of a breach by such Lender Party of any of its obligations under any of the Loan Documents to which it is a party (other than (x) a breach of its obligations in Section 2.08(e)(ii)(A) as a result of a change in the Laws of a jurisdiction that is not described in clause (a)(i), (ii), (iii) or (iv) above or (y) a breach caused by the act or omission of any Borrower Party), (d) Taxes imposed or suffered as a result of any misrepresentation made by such Lender Party in relation to any Loan Document to which it is a party (other than a misrepresentation caused by an act or omission of any Borrower Party), (e) any Tax that is attributable to such Lender’s designation of a new Lending Office except to the extent that such Lender was entitled, at the time of such Lender’s designation of a new Lending Office, to receive additional amounts from the Borrower with respect to such Tax pursuant to Section 2.08(a)(ii), and (f) any U.S. federal withholding Taxes imposed under FATCA, and (g) interest, additions to tax and penalties in respect of a Tax described in any of clauses (a) through (f) above.

“Express Perfection Requirements” means, subject to the Perfection Exceptions, (a) with respect to each Pool Aircraft and the related Assigned Leases, the Required Cape Town Registrations pursuant to Section 2.08(e) of the Mortgage, UCC Financing Statement filings, the execution and delivery to each Lessee of a Lessee Notice and exercising commercially reasonable efforts to, as promptly as practicable but in any event within 120 days of becoming a Pool Aircraft, procure a Lessee Acknowledgment (provided that, if a Lessee Acknowledgment in respect of a Lessee cannot be procured after the relevant Borrower Parties have exercised commercially reasonable efforts, then such Lessee Acknowledgement from such Lessee shall not be required; provided, however, that in such instance, the relevant Borrower Parties shall be required to provide to the Administrative Agent the insurance certificates and broker’s letters of undertaking or other evidence reasonably satisfactory to the Administrative Agent that the Collateral Agent has been named as “loss payee” (or a “contract party” with respect to AVN67B) in respect of the relevant hull insurance, and the Collateral Agent and the Administrative Agent have been named as “additional insured” in respect of the relevant liability insurance obtained by such Lessee in respect of the relevant Pool Aircraft); (b) with respect to each Pool Aircraft whose country of registration is the United States and the related Assigned Leases, the applicable FAA filings pursuant to Section 2.08(f) of the Mortgage; (c) with respect to each Pool Aircraft registered in any country that has not Ratified the Cape Town Convention, FLL has delivered an Officer’s Certificate of FLL to the Collateral Agent and the Administrative Agent, in which FLL certifies and represents that all actions have been taken (including, without limitation, the execution, delivery, registration and/or filing of any Security Documents and related documents governed by the laws of the jurisdiction of registration of such Pool Aircraft and all other appropriate filings and/or recordings on the local aviation or other applicable register or other actions in the jurisdiction of registration of the applicable Pool Aircraft) that are necessary for the security interests under the Mortgage in favor of the Collateral Agent (for the benefit of the Secured Parties) in the applicable Aircraft Assets as security for the Secured Obligations, to be recognized under the laws of such jurisdiction of registration, subject in priority to no other Liens (other than Permitted Liens), and enforceable in such jurisdiction against the applicable Borrower Parties and creditors of and purchasers from such Borrower Parties, and all such actions have been taken; provided that the preceding actions shall not be required with respect to any Pool Aircraft registered in (i) Spain, (ii) Iceland which fails to meet an exemption to the Act on Stamp Duty under Icelandic law, or (iii) any country that has not Ratified the Cape Town Convention if such actions in any such country that has not Ratified the Cape Town Convention (a) would not be legally possible, (b) would be commercially impracticable or (c) would not otherwise be customary in accordance with prudent lending practices of major international aircraft financiers; provided further that, any applicable Lessee Acknowledgment to be delivered in accordance with Section 5.20, shall be procured by the relevant Borrower Parties exercising commercially reasonable efforts, as promptly as practicable but in any event within 120 days of becoming a Pool Aircraft (provided that, if a Lessee Acknowledgment in respect of a Lessee cannot be procured after the relevant Borrower Parties have exercised commercially reasonable efforts, then such Lessee Acknowledgement from such Lessee shall not be required; provided, however, that in such instance, the relevant Borrower Parties shall be required to provide to the Administrative Agent the insurance certificates and broker’s letters of undertaking or other evidence reasonably satisfactory to the Administrative Agent that the Collateral Agent has been named as “loss payee” (or a “contract party” with respect to AVN67B) in respect of the relevant hull insurance, and the Collateral Agent and the Administrative Agent have been named as “additional insured” in respect of the relevant liability insurance obtained by such Lessee in respect of the relevant Pool Aircraft); (d) with respect to any Relevant Collateral (including any Equity Collateral held by any relevant Borrower Party in any Lessor Subsidiary or any Intermediate Lessee), subject to Section 2.07(c) of the Mortgage, (1) filing appropriate UCC Financing Statements in respect of such Relevant Collateral and (2) delivery of such Relevant Collateral to the Collateral Agent, which shall be satisfied (i) in the case of each Certificated Security or Instrument by (A) causing the delivery of such Certificated Security or Instrument to the Collateral Agent, registered in the name of the Collateral Agent or duly endorsed by an appropriate person to the Collateral Agent or in blank and, in each case, held by the Collateral Agent, or (B) if such Certificated Security or Instrument is registered in the name of any Securities Intermediary on the books of the issuer thereof or on the books of any Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such Certificated Security or Instrument to a Securities Account maintained by such Securities Intermediary in the name of the Collateral Agent and confirming in writing to the Collateral Agent that it has been so credited; and (ii) in the case of each Uncertificated Security, by (A) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof in the name of the Collateral Agent or (B) if such Uncertificated Security is registered in the name of a Securities Intermediary on the books of the issuer thereof or on the books of any securities intermediary of a Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such Uncertificated Security to a Securities Account maintained by such Securities Intermediary in the name of the Collateral Agent and confirming in writing to the Collateral Agent that it has been so credited; (e) with respect to the Equity Collateral in respect of a Borrower Party incorporated under the laws of Ireland, causing each Security Document executed by it and any related Irish Charge Over Shares or, in each case, its relevant particulars to be filed in the Irish Companies Registration Office and, where applicable, the Irish Revenue Commissioners within 21 days of execution thereof, (f) with respect to the Equity Collateral in respect of a Borrower Party incorporated under the laws of Bermuda, all steps required under the laws of Bermuda in order to ensure the validity, perfection, priority and enforceability of the security interests and charge granted pursuant to the Security Documents (including any related Bermuda Share Charge); (g) with respect to the Equity Collateral in respect of a Borrower Party incorporated under the laws of Australia, all steps required under the laws of Australia in order to ensure the validity, perfection, priority and enforceability of the security interests and charge granted pursuant to the Security Documents (including any related Australian Share Charge and the delivery of the relevant certified share register); (h) with respect to the Equity Collateral in respect of a Borrower Party incorporated under the laws of Luxembourg, all steps required under the laws of Luxembourg in order to ensure the validity, perfection, priority and enforceability of the pledge granted pursuant to Luxembourg Share Pledge and the delivery of a certified copy of the relevant share register); (i) with respect to the Equity Collateral in respect of a Borrower Party incorporated under the laws of the Cayman Islands, all steps required under the laws of the Cayman Islands in order to ensure the validity, perfection, priority and enforceability of the security interests and charge granted pursuant to the Security Documents (including any related Cayman Islands Share Charge); (j) with respect to the Equity Collateral in respect of a Borrower Party incorporated under the laws of another acceptable jurisdiction (as listed in the definition of “Lessor Subsidiary”), all steps required under the laws of such jurisdiction in order to ensure the validity, perfection, priority and enforceability of the security interests and charge granted pursuant to the Security Documents and (k) with respect to any Account Collateral, filing appropriate UCC Financing Statements in respect of such Account Collateral and the relevant Borrower Party granting the Collateral Agent “control” (within the meaning of Section 9-104 of the UCC) over the related Securities Account.

“FAA” means the Federal Aviation Administration of the United States of America and any successor thereto.

“FAA Act” means 49 U.S.C. Subtitle VII, §§ 40101 et seq; as amended from time to time, any regulations promulgated thereunder and any successor provisions.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Borrower Party or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof or agreement entered into with a Governmental Authority thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citibank NA on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letters” means (i) the Administrative Agent Fee Letter and (ii) the Wells Fargo Bank Northwest, National Association, collateral agent fee proposal agreed to with the Borrower on or about 8 June, 2012.

“Final Release Date” means the Release Date on which, immediately after giving effect thereto, there would be insufficient funds in the LTV Securities Account for the Borrower to make any future Release Requests in accordance with the terms of this Agreement.

“Fiscal Year” means a fiscal year of FLL.

“FLL” has the meaning set forth in the introductory paragraph of this Agreement.

“FLL Materials” has the meaning set forth in Section 5.09(d).

“FPH” has the meaning set forth in the introductory paragraph of this Agreement.

“Foreign Pension Plan” means each Foreign Plan that is a “pension plan” (as defined in Section 3(2) of ERISA).

“Foreign Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) with respect to which any Borrower Party could have any actual or contingent liability, other than a Plan.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funds Defaulting Lender” means any Lender who (i) other than at the direction or request of any regulatory agency or authority, defaults in its obligation to fund any Loan, (ii) has notified the Borrower or the Administrative Agent in writing, or has made a public statement, that it does not intend to comply with its obligation to fund any Loan or its pro rata share of any payment under Section 8.06, (iii) has failed to confirm that it will comply with its obligation to fund any Loan or its pro rata share of any payment under Section 8.06 within five Business Days after written request for such confirmation from the Borrower or the Administrative Agent (which request may only be made after all conditions to funding have been satisfied; provided that such Lender shall cease to be a Funds Defaulting Lender upon receipt of such confirmation by the Administrative Agent), or (iv) has failed to pay to the Administrative Agent or any other Lender any amount (other than its portion of any Loan or amounts required to be paid under Section 8.06 or any other amount that is de minimis) due under any Loan Document within five Business Days of the date due, unless such amount is the subject of a good faith dispute.

“GAAP” means, for any Person, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination and are consistently applied as to such Person.

“Governmental Authority” means the government of the United States, any other nation or any state, locality or political subdivision of the United States or any other nation, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” has the meaning set forth in the Mortgage.

“Grantor Supplement” has the meaning set forth in the Mortgage.

“Guaranteed Obligations” means in respect of the guarantee by each Guarantor Party set forth in Article 7 of this Agreement, all Obligations, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Guarantor Party” has the meaning set forth in Section 7.01 of this Agreement.

“Guarantor Party Request and Assumption Agreement” means the Guarantor Party Request and Assumption Agreement in substantially the form of Exhibit D.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Borrower Group’s operations and not for speculative purposes, entered into with a Hedge Counterparty.

“Hedge Counterparty” means any counterparty which is a party to a Hedging Agreement and has acceded to the Intercreditor Agreement; provided, at the time of entering into a Hedge Agreement, no Hedge Counterparty shall be a Defaulting Lender.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“IFRS” means the international financial reporting standards as set by the International Accounting Standards Board.

“Increased-Cost Lender” has the meaning set forth in Section 2.11(b).

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (e) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP or IFRS, (f) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, (g) all indebtedness of other Persons guaranteed by such Person and (h) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement, including any Hedge Agreement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity but excluding, for the avoidance of doubt, Excluded Taxes), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make the Loans, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Loan Documents, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the guaranty set forth in Article 7)); (ii) the Fee Letters delivered by any Agent or any Lender to the Borrower with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of any Borrower Party.

“Indemnified Taxes” means all Taxes (except Excluded Taxes) that are suffered or incurred by or imposed on any Lender Party, any Borrower Party, any Guarantor Party, any Lessee, any Collateral, any Loan Document or any payment pursuant to any Loan Document in each case relating to or, arising directly or indirectly, as a result of the transactions described in or contemplated by the Loan Documents.

“Indemnitee” has the meaning set forth in Section 9.03(a).

“Information” has the meaning set forth in Section 9.17.

“Initial Intermediate Lessees” has the meaning set forth in the introductory paragraph.

“Initial Lessor Subsidiaries” has the meaning set forth in the introductory paragraph.

“Insolvency Defaulting Lender” means any Lender who (i) has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent, (ii) becomes the subject of an insolvency, bankruptcy, dissolution, liquidation or reorganization proceeding, or (iii) becomes the subject of an appointment of a receiver, intervenor or conservator under the United States Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; provided that a Lender shall not be an Insolvency Defaulting Lender solely by virtue of the ownership or acquisition by a Governmental Authority or an instrumentality thereof of any Equity Interest in such Lender or a parent company thereof.

“Instrument” has the meaning set forth in the Mortgage.

“Intercompany Loan” means any and all Indebtedness from time to time owing by the Borrower to any Borrower Party; provided that, such Borrower Party either (i) is an original party to the Intercreditor Agreement or (ii) has delivered a supplement to the Intercreditor Agreement whereby such Borrower Party has become a party to, and each of its related Intercompany Loans, are made subject to the terms of the Intercreditor Agreement.

“Intercreditor Agreement” means the Intercreditor Agreement entered into on or about the date hereof among the Borrower, FLL, each other Borrower Party that becomes a party thereto from time to time and the Collateral Agent, and each Junior Lien Representative that becomes a party thereto pursuant to the terms thereof, in substantially the form of Exhibit H hereto (in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Intercreditor Confirmation” means, as to any Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, for the benefit of all holders of Secured Debt and each Secured Debt Representative:

(a) that all Junior Lien Obligations will be and are secured equally and ratably with other Junior Lien Obligations by the Collateral, and subordinated to the Secured Obligations; and

(b) that the holders of Junior Lien Obligations in respect of such Series of Junior Lien Debt are bound by and consent to the provisions of the Intercreditor Agreement, including the provisions of Section 2(b) of the Intercreditor Agreement setting forth the priority of payments and the provisions of Sections 4, 5 and 9 of the Intercreditor Agreement setting forth the subordination of the Junior Secured Obligations (as defined in the Intercreditor Agreement) to the Secured Obligations.

“Interest Period” means (i) with respect to the initial Interest Period, the period commencing on the Effective Date and ending on the next Payment Date; (ii) with respect to each subsequent Interest Period other than the last Interest Period prior to the Maturity Date, the period commencing on the last day of the preceding Interest Period and ending on the next Payment Date; and (iii) with respect to the last Interest Period prior to the Maturity Date, the period commencing on the last day of the preceding Interest Period and ending on the Maturity Date.

“Intermediate Lease” means, in respect of any Pool Aircraft, each lease in effect or to be entered into between the relevant Lessor Subsidiary (as lessor) and an Intermediate Lessee (as lessee) or an Intermediate Lessee (as lessor) and another Intermediate Lessee (as lessee), in each case, which is listed on Schedule 3.17(b) hereto, as such schedule is supplemented (or, if not so supplemented, required to be supplemented) pursuant to the terms hereof from time to time, in each case together with all schedules, supplements and amendments thereto and each other document, agreement and instrument related thereto.

“Intermediate Lease Notice” has the meaning set forth in Section 2.10(c).

“Intermediate Lessee” means, in respect of any Lease of Pool Aircraft, a Grantor (that is also a Borrower Party) which (i) is organized or incorporated under the laws of Delaware, Connecticut, Utah, Ireland, Bermuda, Australia, France, Switzerland, the United Kingdom, Luxembourg, the Cayman Islands or any other jurisdiction reasonably acceptable to the Collateral Agent, (ii) subject to the Local Requirements Exception, 100% of the Equity Interest therein is held by a Borrower Party (that is also a Grantor) and the Collateral Agent has a first priority perfected security interest (subject only to Permitted Liens) in the related Equity Collateral and (iii) the Borrower may determine in accordance with the provisions of Section 2.10 shall enter into a Lease as lessor with the applicable Lessee or shall enter into an Intermediate Lease as lessor with another Intermediate Lessee or is on the Effective Date a party to such a Lease or such an Intermediate Lease, as the case may be.

“International Registry” has the meaning given to it in the Cape Town Convention.

“Investment Security” means (a) any bond, note or other obligation which is a direct obligation of or guaranteed by the U.S. or any agency thereof (having original maturities of no more than 90 days, or such lesser time as is required for the distribution of funds); (b) any obligation which is a direct obligation of or guaranteed by any State of the U.S. or any subdivision thereof or any agency of any such State or subdivision (having original maturities of no more than 90 days, or such lesser time as is required for the distribution of funds), and which has the highest rating published by Moody’s or S&P; or (c) any money market investment instrument relying upon the credit and backing of any bank or trust company which is a member of the Federal Reserve System and which has a combined capital (including capital reserves to the extent not included in capital) and surplus and undivided profits of not less than $500,000,000 (including the Collateral Agent and its Affiliates if such requirements as to Federal Reserve System membership and combined capital and surplus and undivided profits are satisfied), including, without limitation, certificates of deposit, time and other interest-bearing deposits, bankers’ acceptances, commercial paper, loan and mortgage participation certificates and documented discount notes accompanied by irrevocable letters of credit and money market funds investing solely in securities backed by the full faith and credit of the United States.

“IPA Loan Amount” means the difference as of the Effective Date between (i) the initial aggregate principal amount of the Loans and (ii) the initial UPA Loan Amount.

“Ireland” means the Republic of Ireland.

“Irish Charge Over Shares” means any charge over shares or other Equity Interests by any Borrower Party in favor of the Collateral Agent, for the benefit of the Secured Parties, with respect to the shares or other Equity Interests of any Borrower Party incorporated under the laws of Ireland, in substantially the form of Exhibit G to the Mortgage.

“Junior Lien” means a Lien granted by any Borrower Party, at any time, upon any property of such Borrower Party that includes all or any portion of the Collateral, to secure Junior Lien Obligations.

“Junior Lien Debt” means any indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Borrower that is secured on a junior basis to the Obligations by any Junior Lien that was permitted to be incurred and so secured under each applicable Loan Document; provided that on or before the date on which such indebtedness is incurred by the Borrower:

(1) such indebtedness is designated by the Borrower, in an officers’ certificate (in the form of Exhibit B to the Intercreditor Agreement) delivered to each Junior Lien Representative, the Lenders, and each Agent, as “Junior Lien Debt” for the purposes of the Loan Documents, which officer’s certificate shall confirm that the requirements in this definition of “Junior Lien Debt” have been satisfied; provided that the none of the Obligations may be designated as Junior Lien Debt;

(2) such indebtedness is governed by an indenture, credit agreement or other agreement that includes an Intercreditor Confirmation and does not include any covenants of the Borrower that are more restrictive than the covenants of the Borrower set forth in the Loan Documents;

(3) the Junior Lien Representative for such indebtedness has executed and delivered to the Collateral Agent a supplement to the Intercreditor Agreement (in the form of Exhibit C to the Intercreditor Agreement);

(4) all requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Junior Lien to secure such indebtedness or Junior Lien Obligations in respect thereof are satisfied; and

(5) the maturity date of such indebtedness is later than the Maturity Date and the weighted average maturity of all Junior Lien Debt is later than the Maturity Date.

“Junior Lien Documents” means, collectively any indenture, credit agreement or other agreement governing each Series of Junior Lien Debt and the security documents related thereto.

“Junior Lien Obligations” means Junior Lien Debt and all other “Obligations” in respect thereof (as defined in the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt).

“Junior Lien Representative” means the trustee, agent or representative of the holder of any Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and is appointed as a Junior Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lead Arrangers” means Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., RBC Capital Markets, LLC, and BNP Paribas Securities Corp.

“Lease” means a lease agreement relating to any Pool Aircraft, which is listed on Schedule 3.17(b) hereto, as such schedule is supplemented (or, if not so supplemented, required to be supplemented) pursuant to the terms hereof from time to time, between a Borrower Party (as lessor), and a lessee, in each case together with all schedules, supplements and amendments thereto and each other document, agreement and instrument related thereto.

“Leasing Company Practice” means, in relation to an Aircraft and any particular issue or matter, the customary commercial practice of the Servicers, having regard to the customary commercial practice that the Servicers applies under similar circumstances in respect of other aircraft owned and/or managed or serviced by it or any of its Affiliates and not subject to the Mortgage, as such practice may be required to be adjusted by the requirements of this Agreement and the other Loan Documents, including the requirements in respect of Collateral.

“Lenders” has the meaning set forth in the introductory paragraph of this Agreement.

“Lender Parties” means each Lender, the Administrative Agent, the Paying Agent, the Syndication Agent and the Collateral Agent.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lessee” means any lessee party to a Lease.

“Lessee Acknowledgement” has the meaning set forth in the Mortgage.

“Lessee Notice” has the meaning set forth in the Mortgage.

“Lessor Subsidiary” means any special purpose Person or vehicle (including trusts) which (a) is organized under the laws of Delaware, Connecticut, Utah, Ireland, Bermuda, Australia, France, Switzerland, the United Kingdom, Luxembourg, the Cayman Islands or any other jurisdiction reasonably acceptable to the Collateral Agent (provided that such other jurisdiction is a Contracting State), (b) holds legal title to (or is a conditional buyer under a title reservation agreement (within the meaning of the Cape Town Convention)) a single Pool Aircraft, (c) 100% of the Equity Interest therein is held by a Borrower Party or a Guarantor Party and the Collateral Agent has a first priority perfected security interest (subject only to Permitted Liens) in the related Equity Collateral and (d) either (x) is an Initial Lessor Subsidiary and an initial Grantor under the Mortgage or (y) has delivered a Borrower Party Request and Assumption Agreement and a grantor supplement to the Mortgage and such other documents as may be required to become a party to any other applicable Security Document.

“Lessor Subsidiary Notice” has the meaning set forth in Section 2.10(e).

“LIBO Rate” means, with respect to any Borrowing for any Interest Period, (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR01 page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period, (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by Citibank NA for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent, in its capacity as a Lender, for which the LIBO Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided, however, that notwithstanding the foregoing, the LIBO Rate shall at no time be less than 1.25% per annum.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest (including as such term is defined in the Australian PPSA) in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Litigation Actions” means all litigation, claims and arbitration proceedings, proceedings before any Governmental Authority or investigations which are pending or, to the knowledge of a responsible officer of any Borrower Party, threatened against, any Borrower Party.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement (whether released from the LTV Securities Account pursuant to Section 2.03(c) or not).

“Loan Documents” means this Agreement, the Security Documents, the Intercreditor Agreement, the Notes and each Borrower Party Request and Assumption Agreement.

“Loan-to-Value Ratio” means, as of any LTV Determination Date, the ratio of (i) the difference between (w) the aggregate outstanding principal amount of the Loans as of such LTV Determination Date minus (x) the UPA Loan Amount (after giving pro forma effect to any releases of the UPA Cash Collateral pursuant to Section 2.03(c) on such LTV Determination Date) minus (y) the sum of the LTV Cash Collateral in the LTV Securities Account then held by the Securities Intermediary plus (z) the marked to market amount that would be owed to a Hedge Counterparty under any interest rate hedging obligation which constitutes a Secured Obligation should such hedging obligation be unwound determined as of the last day of the calendar month preceding the LTV Determination Date divided by (ii) the aggregate Appraised Value of all Pool Aircraft included in the Designated Pool as of such LTV Determination Date. For the avoidance of doubt, any payment or prepayment of the aggregate outstanding principal amount of the Loans on or before the applicable LTV Determination Date shall be taken into account in the calculation of the Loan-to-Value Ratio as of such LTV Determination Date.

“Local Requirements Exception” means an exception for Equity Interests or title to a Pool Aircraft held by directors, trustees, nominees, conditional vendors or similar persons under similar arrangements in order to meet local nationality or other local requirements regarding registration or ownership of aircraft or to minimize the impact of any Taxes on the Borrower or a Lessee and which do not, or could not reasonably be expected to, have a Material Adverse Effect on the Collateral or any part thereof or the security interest of the Collateral Agent.

“LTV Cash Collateral” means cash and/or any Investment Security deposited or to be deposited with the Securities Intermediary in the LTV Securities Account to affect an LTV Cure. For the avoidance of doubt, LTV Cash Collateral shall not include any UPA Cash Collateral.

“LTV Certificate” has the meaning set forth in Section 5.09(a)(vii).

“LTV Cure” has the meaning set forth in Section 5.16(c).

“LTV Determination Date” has the meaning set forth in Section 5.16(b).

“LTV Securities Account” has the meaning set forth in Section 2.13.

“Luxembourg Share Pledge” means any Luxembourg law governed pledge over shares or other Equity Interests by a Borrower Party in favor of the Collateral Agent, for the benefit of the Secured Parties, with respect to the shares or other Equity Interests of any Borrower Party incorporated or organized under the laws of Luxembourg (including the Luxembourg Share Pledge by FPH with respect to the shares of the Borrower), in substantially the form of Exhibit I to the Mortgage.

“Maintenance Rent” means, with respect to any Pool Aircraft, maintenance reserves, maintenance rent or other supplemental rent payments based on usage in respect of such Pool Aircraft (or its engines or other parts) payable by the Lessee under the Lease for such Pool Aircraft for the purpose of paying, contributing to, reserving or calculating potential liability in respect of payments for future maintenance and repair of such Pool Aircraft, indemnity payments and any other payments other than scheduled rent payments.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Borrower Parties and their Subsidiaries taken as a whole, the result of which is a material impairment of the ability of the Borrower Parties taken as a whole to perform any of their respective obligations under any Loan Document, (b) a material impairment of the totality of the rights and remedies of, or benefits available to, any Lender Party under the Loan Documents or (c) a material adverse effect on the value of the Collateral taken as a whole.

“Material Agreement” means any contract or other arrangement to which any Borrower Party or any of its Subsidiaries is a party (other than the Loan Documents) for which breach could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means any indebtedness of a Borrower Party for borrowed money (other than the Loans) in an aggregate principal amount exceeding $50,000,000. For purposes hereof, any obligations of the Borrower in respect of the Material Agreements shall constitute “Material Indebtedness”.

“Maturity Date” means the Payment Date occurring on August 9, 2018.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means the Aircraft Mortgage and Security Agreement entered into on or about the date hereof by the Borrower Parties party thereto in favor of the Collateral Agent, in substantially the form of Exhibit B hereto, together with any mortgage supplements delivered pursuant to Section 2.10(b) or Section 5.02(a) hereof (in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Lender” has the meaning set forth in Section 2.11(b).

“Non-Pool Aircraft” means, as of any date, any aircraft Owned directly or indirectly by FLL or any of its Subsidiaries that is not included in the Designated Pool as of such date.

“Notes” has the meaning set forth in Section 2.05(d).

“Obligations” means all principal of the Loans outstanding from time to time hereunder, all interest (including Post-Petition Interest) on the Loans, all other amounts now or hereafter payable by any Borrower Party under any Loan Document or Hedge Agreement and any fees or other amounts now or hereafter payable by any Borrower Party to the Administrative Agent or the Collateral Agent for acting in its capacity as such pursuant to a separate agreement among such parties, in each case, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning set forth in Section 3.16.

“Officer’s Certificate” means a certificate signed by (i) with respect to any Borrower Party, the President, a Vice President, a member of the Board of Managers or any other authorized senior officer, director or equivalent representative of such Borrower Party and (ii) with respect to any other Person, any authorized senior officer, director or equivalent representative of such Person.

“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the bylaws, memorandum and articles of association, operating agreement, partnership agreement, limited partnership agreement, trust agreement or other applicable documents relating to the operation, governance or management of such entity.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, memorandum and articles of association, articles of organization or of association, certificate of limited partnership, certificate of trust or other applicable organizational or charter documents relating to the creation of such entity.

“Other Aircraft Types” means Aircraft of each of the following types: (a) Airbus A300-600F, (b) Airbus A321-100, (c) Airbus A340, (d) Boeing 737-300, (e) Boeing 737-300F, (f) Boeing 737-400, (g) Boeing 737-500, (h) Boeing 737-600, (i) Boeing 737-900 (non-ER), (j) Boeing 747, (k) Boeing 757, (l) Boeing 767, (m) Boeing 777-300 (non-ER), (n) Boeing 777-200 (non-ER and non-LR), (o) Boeing MD-11, and (p) Boeing 717.

“Other Relevant Jurisdiction” means (i) any jurisdiction in which a Lessor Subsidiary is organized as reasonably acceptable to the Collateral Agent in accordance with the terms of clause (a) of the definition of “Lessor Subsidiary” and (ii) France, Switzerland and the United Kingdom.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document (but excluding Taxes imposed by Luxembourg due to a registration or filing in Luxembourg of this Agreement or any other Loan Document when such registration or filing is not required to maintain, preserve, establish or enforce the rights of a Lender, the Administrative Agent or the Paying Agent).

“Own” means, with respect to any Aircraft, to hold legal and sole ownership of such Aircraft directly or to hold 100% of the beneficial ownership of such Aircraft through a Lessor Subsidiary or under a conditional sale or similar arrangement by which a Lessor Subsidiary is entitled to acquire title to such Aircraft upon payment of a nominal amount. The terms “Ownership” and “Owned by” have a correlative meaning.

“PATRIOT Act” has the meaning set forth in 4.01(x).

“Paying Agent” has the meaning set forth in Section 2.09(h).

“Paying Agent’s Account” means account number 11647849 of Citibank N.A., London at the correspondent bank Citibank N.A., New York, and beneficiary account name Citibank Bank FLY, Correspondent Bank Swift: CITIUS33 and Beneficiary Bank Swift: CITIGB2L; or such other account of the Paying Agent as the Administrative Agent notifies the Borrower and the Lenders in writing from time to time in accordance with Section 2.09(i).

“Paying Agent’s Office” means Citibank, N.A., London branch, or such other address of the Paying Agent as the Administrative Agent notifies the Borrower and the Lenders in writing from time to time in accordance with Section 2.09(i).

“Payment Date” means the three-month anniversary of the Effective Date, and thereafter, each successive three-month anniversary of the Effective Date to and including the Maturity Date; provided that, if any such Payment Date is not a Business Day, then such Payment Date shall be the immediately succeeding Business Day (unless such succeeding Business Day would fall in the next calendar month, then the immediately preceding Business Day).

“Perfection Exceptions” means the exceptions to the Express Perfection Requirements set forth in Annex 3; provided that, each of such exceptions shall only apply so long as each of the applicable Borrower Parties are in compliance with each of their respective obligations under Annex 3.

“Permitted Liens” means:

(a) any Lien for Taxes if (i) such Taxes shall not be due and payable, or (ii) such Taxes are being disputed in good faith or contested in good faith by appropriate proceedings and reserves required by GAAP or IFRS (as applicable) have been made therefor;

(b) any Lien in respect of any Pool Aircraft for any fees or charges of any airport or air navigation authority arising by statute or operation of law if (i) the payments for such fees or charges are not yet due or payable or (ii) such fees or charges are being disputed in good faith or contested in good faith by appropriate proceedings and reserves required by GAAP or IFRS (as applicable) have been made therefor;

(c) in respect of any Pool Aircraft, any repairer’s, carrier’s or hangar keeper’s, warehousemen’s, mechanic’s or materialmen’s Lien or employee and other like Liens arising in the ordinary course of business by operation of law or under customary terms of repair or modification agreements or any engine or parts-pooling arrangements or other similar Liens if the payment for such Liens (i) is not due and payable or (ii) is not overdue for payment having regard to the relevant trade, in circumstances where no enforcement action against the Aircraft has yet been taken by the relevant holder of the Lien or (iii) is disputed in good faith or contested in good faith by appropriate proceedings and reserves in accordance with GAAP or IFRS (as applicable) have been made therefor;

(d) any Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Mortgage), the Lender Parties or the Lenders pursuant to the Loan Documents;

(e) any Lien affecting any Pool Aircraft (other than a Lien for Taxes) arising out of judgments or awards against any of the relevant Borrower Parties with respect to which at the time the period to file an appeal has not expired or an appeal is being presented in good faith and with respect to which within sixty (60) days thereafter there shall have been secured a stay of execution pending such appeal, and then only for the period of such stay, and reserves required in accordance with GAAP or IFRS (as applicable) have been made therefor; provided that, in any case, no Event of Default has occurred and is continuing;

(f) any permitted lien or encumbrance, as defined under any lease of an Aircraft (other than Liens or encumbrances created by a Borrower Party except as described in this definition);

(g) the respective rights of a relevant Borrower Party and the lessee or any third party that owns or leases equipment installed on an Aircraft under any lease relating to a Pool Aircraft, including any assignment of the relevant warranties relating to a Pool Aircraft (including restrictions on the relevant Borrower Party’s right to grant a lien on or to transfer the applicable Lease or Pool Aircraft) (and the rights of any sublessee under any permitted sublease relating to such lease) and the documents related thereto;

(h) the rights of insurers meeting the requirements of Section 2.17 of the Mortgage in respect of a Pool Aircraft, subject to insurance policies having been entered into in the ordinary course of business and according to commercially reasonable terms;

(i) the interests of a voting or owner trustee, as applicable, or of an Intermediate Lessee in connection with the relevant Intermediate Lease;

(j) any Lien bonded against by any Borrower Party, any Lessee, or other similar third party security (which does not itself result in a Lien on a Pool Aircraft or any part thereof), provided that, any such bonding or other similar third party security as against any Lessee is first approved by the Administrative Agent, acting reasonably;

(k) pledges of non-Aircraft Assets or deposits required under a Lease to secure payment obligations of the applicable Borrower Party under that Lease;

(l) any Lease entered into prior to the Effective Date, as supplemented and/or amended;

(m) any Eligible Lease;

(n) any Lien resulting directly from any Third Party Event, but only for so long as the Borrower and the applicable Borrower Party are complying with the requirements of the proviso to the last paragraph of Section 2.16(a) of the Mortgage;

(o) any head lease, lease, conditional sale agreement or purchase option granted by a lessor or owner as to the purchase of the related Pool Aircraft under or in respect of any Lease (including to an Affiliate of the Lessee) existing on the date of acquisition of such Pool Aircraft by the relevant Lessor Subsidiary or thereafter granted in accordance with Leasing Company Practice;

(p) any Junior Lien securing Junior Lien Obligations;

(q) any other Lien with the consent of all of the Lenders; and

(r) any Lien in respect of any Undelivered Pool Aircraft and any Leases and Relevant Collateral related thereto (but only for so long as such Undelivered Pool Aircraft shall constitute an Undelivered Pool Aircraft).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PGBC” means the Pension Guaranty Benefit Corporation.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 5.09(d).

“Pledged Equity Party” means the Borrower, each Lessor Subsidiary, and each Intermediate Lessee.

“Pool Aircraft” means, as of any date, any aircraft Owned by any Lessor Subsidiary and as to which each of the conditions set forth in Section 2.10, 4.01 or 4.02, as applicable, have been satisfied or waived in accordance with the terms of this Agreement.

“Pool Specifications” is a collective reference to each of the following requirements with respect to the Designated Pool at any time:

(a) the aggregate Appraised Value of a single type of Widebody Aircraft at such time shall not exceed 30% of the aggregate Appraised Value of all PS Pool Aircraft at such time;

(b) the aggregate Appraised Value of all Widebody Aircraft at such time shall not exceed 40% of the aggregate Appraised Value of all PS Pool Aircraft at such time;

(c) the aggregate Appraised Value of all Preferred Aircraft Types at such time shall be at least 60% of the aggregate Appraised Value of all PS Pool Aircraft at such time;

(d) the aggregate Appraised Value of all PS Pool Aircraft that are a single Other Aircraft Type at such time shall not exceed 20% of the aggregate Appraised Value of all PS Pool Aircraft at such time;

(e) the aggregate Appraised Value of all PS Pool Aircraft leased to a single Lessee at such time shall not exceed 30% of the aggregate Appraised Value of all PS Pool Aircraft at such time;

(f) the aggregate Appraised Value of all PS Pool Aircraft leased to Lessees based or domiciled in any single country at such time shall not exceed 30% (or if such country is the United States, 40%) of the aggregate Appraised Value of all PS Pool Aircraft at such time;

(g) the aggregate Appraised Value of all PS Pool Aircraft leased to the two largest Lessees (by Appraised Value of PS Pool Aircraft) shall not exceed 50% of the aggregate Appraised Value of all PS Pool Aircraft at such time and

(h) the Average Age immediately following any addition to, removal from, or substitution of any Pool Aircraft included in the Designated Pool shall at such time not exceed the age that is equal to the sum of (x) the Average Age on the Effective Date, plus (y) the amount of time elapsed since the Effective Date, plus (z) 12 months.

“Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Borrower Parties (or would accrue but for the operation of applicable Debtor Relief Laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Preferred Aircraft Types” means Aircraft of each of the following types: (a) Airbus A319, (b) Airbus A320, (c) Airbus A320neo, (d) Airbus A321-200, (e) Airbus A321neo, (f) Airbus A330, (g) Airbus A350, (h) Boeing 737-700, (i) Boeing 737-800, (j) Boeing 737-900ER, (k) Boeing 737 MAX, (l) Boeing 777-200ER, (m) Boeing 777-200LR, (n) Boeing 777-300ER, (o) Boeing 787 and (p) Boeing 777 freighter.

“Premium Amount” has the meaning set forth in Section 2.06(d).

“Prime Rate” means the rate of interest per annum determined from time to time by Citibank N.A., as its prime rate in effect at its principal office in New York City and notified to the Borrower.

“Prohibited Countries” has the meaning set forth in Section 3.16.

“Proposed Release Date” means a Business Day, as identified in a Release Request provided but revoked by the Borrower in accordance with Section 2.02(b), upon which date the Aggregate Requested Release Amount was to be released to the Borrower, subject to the terms and conditions of this Agreement.

“Protocol” means the Protocol to the Convention on Matters Specific to Aircraft Equipment, as in effect in any applicable jurisdiction from time to time.

“PS Pool Aircraft” means the Pool Aircraft and the Undelivered Pool Aircraft.

“Public Lender” has the meaning set forth in Section 5.09(d).

“Qualified Aircraft” means one or more Aircraft that satisfy each of the following conditions: (i) each is subject to an Eligible Lease, and (ii) in aggregate have the same or greater Appraised Value as the related Pool Aircraft for which each is being substituted pursuant to Section 2.10(b)(1).

“Qualified Appraiser” means, with respect to Appraisals used to calculate the LTV Ratio as of the Effective Date, each of AVITAS, Inc., BK Associates, Inc. and IBA Group Ltd., and with respect to Appraisals used to calculate the LTV Ratio as of each subsequent LTV Determination Date, such appraisal firms and any other independent aircraft appraisal expert of recognized standing, certified by ISTAT (or any successor or similar organization), and selected and retained by FLL and approved by the Administrative Agent.

“Ratify” means, in relation to ratification by any jurisdiction of the Cape Town Convention, that any reservations made by such jurisdiction in ratifying the Cape Town Convention are reasonably acceptable to the Collateral Agent, except that the Collateral Agent consents to the reservations to the Cape Town Convention made by the countries of registration of the Pool Aircraft set forth on Schedule 3.17(a) as of the Effective Date and corresponding reservations made by other countries that ratify the Cape Town Convention after the Effective Date. The term “Ratified” has a correlative meaning.

“Records” means all Leases and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software (to the extent permitted by any applicable licenses) and related property rights) directly related to the Leases and the Aircraft Assets related to the Pool Aircraft and the servicing thereof.

“Register” has the meaning set forth in Section 2.05(c).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Release Date” means a Business Day, as identified in a Release Request provided in accordance with Section 2.02(b), upon which date the Aggregate Requested Release Amount shall be released to the Borrower, subject to the terms and conditions of this Agreement.

“Release Request” has the meaning set forth in Section 2.02(b).

“Relevant Collateral” has the meaning set forth in the Mortgage.

“Relevant Release Parties” means in respect of a Release Date and the applicable Undelivered Pool Aircraft, (i) the Borrower, (ii) each related Lessor Subsidiary which holds legal or beneficial title to such Undelivered Pool Aircraft, (iii) each related Person directly holding any of the Equity Interests in each such Lessor Subsidiary and each related Intermediate Lessee (if any) of such Undelivered Pool Aircraft and (iv) each related Intermediate Lessee (if any) of such Undelivered Pool Aircraft.

“Replacement Lender” has the meaning set forth in Section 2.11(b).

“Representatives” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Required Cape Town Registrations” has the meaning set forth in the Mortgage.

“Required Lenders” means Lenders holding greater than 50% of (a) prior to the Loans being made on the Effective Date, the Aggregate Commitments and (b) thereafter, the aggregate outstanding principal amount of the Loans; provided that the Commitments of, or outstanding principal amount held by, (i) any Defaulting Lender, or (ii) any Lender that is a Borrower Party or an Affiliate thereof, shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law” means, as to any Person, any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, each Applicable Non-U.S. Aviation Law applicable to such Person or the aircraft Owned or operated by it or as to which it has a contractual responsibility.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sanctions” has the meaning set forth in Section 3.16.

“Secured Debt” means the Loans and the Junior Lien Debt.

“Secured Debt Representatives” means the Administrative Agent and each Junior Lien Representative.

“Secured Obligations” has the meaning set forth in the Mortgage.

“Secured Parties” has the meaning set forth in the Mortgage.

“Securities Account” has the meaning set forth in the Mortgage.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities Intermediary” has the meaning set forth in Section 2.13.

“Security Deposit” means any security deposits and any payments made to reinstate security deposits payable by any Lessee under a Lease.

“Security Documents” means the Mortgage, each Irish Charge Over Shares, each Bermuda Share Charge, each Australian Security Document, each Luxembourg Share Pledge, each Cayman Islands Share Charge and each other agreement, supplement, instrument or document executed and delivered pursuant to Section 2.10 or Section 5.02 to secure any of the Obligations.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained and any other indebtedness under any other indenture or credit facility that constitutes Junior Lien Obligations.

“Servicers” means BBAM LLC and BBAM Aviation Services Limited.

“Servicer Consent and Agreement” means the consent and agreement made or to be made between the Servicers, the Borrower Parties, the Administrative Agent and the Collateral Agent.

“Servicing Agreement” means the servicing agreement dated on or about the date of this Agreement between the Servicers and FLL pursuant to which the Servicers have agreed to provide Services in respect of the Pool Aircraft to the Borrower Parties.

“Specified Representation Deficiency” has the meaning set forth in Section 2.10(g).

“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any corporation, limited liability company, partnership or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or IFRS (as applicable) as of such date and (b) any other corporation, limited liability company, partnership or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is otherwise Controlled as of such date, by the parent and/or one or more of its subsidiaries, and in the case of a Person which is a company incorporated in Ireland, shall include a subsidiary of such Person within the meaning of Section 155 of the Companies Act 1963 (as amended) of Ireland.

“Subsidiary” means any direct or indirect subsidiary of a Borrower Party and includes a trust.

“Syndication Agent” has the meaning set forth in the introductory paragraph.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding and withholding pursuant to FATCA), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary LTV Cash Collateral” has the meaning set forth in Section 5.16(e).

“Terminated Lender” has the meaning set forth in Section 2.11(b).

“Third Party Event” has the meaning set forth in the Mortgage.

“Title 49” means Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.

“UCC” means the Uniform Commercial Code in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“UCC Financing Statement” means any financing statement to be filed in any appropriate filing office in any UCC Jurisdiction and that (i) indicates the applicable Collateral by any description which reasonably approximates the description contained in this Agreement and in the Mortgage as all applicable assets of the applicable Borrower Party or words of similar effect, regardless of whether any particular asset comprised in such Collateral falls within the scope of Article 9 of the UCC or other similar provisions of the UCC Jurisdiction, and (ii) contains any other information required by part 5 of Article 9 of the UCC, or by any other applicable provision under the laws of the UCC Jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment; provided, however, that in addition to any financing statement to be filed in any appropriate filing office in any UCC Jurisdiction, UCC Financing Statements shall include at all times financing statements to be filed in the District of Columbia.

“UCC Jurisdiction” means any Uniform Commercial Code jurisdiction in which the filing of a UCC Financing Statement is effective to perfect a security interest in the Collateral under this Agreement, the Mortgage, or any other Loan Document.

“UPA Cash Collateral” means cash and/or any Investment Security constituting UPA Loan Amounts (and any investment earnings thereon) held by the Securities Intermediary in the LTV Securities Account.

“UPA Loan Amount” means the principal amount of the Loans related to the Undelivered Pool Aircraft transferred to the LTV Securities Account on the Effective Date (which amount shall be designated as such on Exhibit A-1), as such amount may be reduced from time to time (i) pursuant to releases pursuant to Section 2.03(c) and (ii) by any investment losses thereon.

“Uncertificated Security” has the meaning set forth in the Mortgage.

“Undelivered Pool Aircraft” means, as of any date, the pool of Aircraft Owned by a Borrower Party or any Affiliate thereof, satisfying each of the following conditions: (x) the Borrower Parties shall each have a good faith intention and, to FLL’s and the applicable Servicer’s knowledge, the ability to satisfy each of the conditions under the Loan Documents (including the conditions set forth in Section 4.02 of this Agreement) such that such Aircraft will constitute a Pool Aircraft within a reasonable period of time after the Effective Date and (y) such Aircraft shall be listed on Schedule 3.17(a) attached hereto, as amended, restated or supplemented from time to time pursuant to the terms of this Agreement. For the avoidance of doubt, upon the Final Release Date, there shall be no Undelivered Pool Aircraft.

“United States” means the United States of America.

“UNSC” has the meaning set forth in Section 3.16.

“Wells Fargo” has the meaning set forth in Section 2.13.

“Widebody Aircraft” shall mean Aircraft of each of the following types: (a) Airbus A300, (b) Airbus A330, (c) Airbus A340, (d) Airbus A350, (e) Boeing 747, (f) Boeing 767, (g) Boeing 777, (h) Boeing 787 and (i) Boeing MD-11.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02. Terms Generally. The definitions of terms herein (including those incorporated by reference to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “principal amount” shall in respect of any Loan mean 100% of the principal amount of the Loan, notwithstanding the proviso in Section 2.01(a). Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and, in the case of any Schedule, as the same may be amended or supplemented in accordance herewith from time to time, (e) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (f) to the extent that they refer to or concern the Borrower, any references in this Agreement to “director” or “directors” shall be read as to mean “manager” or “managers” respectively.

Section 1.03. Accounting Terms; Changes in GAAP or IFRS. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or IFRS (as applicable) as in effect from time to time.

Section 1.04. Times. Except as otherwise expressly provided herein, all references to times are to such time in New York, New York.

Section 1.05 Code of Banking Practice. The parties hereto agree that the Code of Banking Practice does not apply to the Loan Documents.

ARTICLE 2

THE CREDITS

Section 2.01. Commitment. (a) On the Effective Date, in each case subject to the terms and conditions and relying on the representations and warranties set forth herein, each Lender agrees to make a Loan to the Borrower in a principal amount equal to its Commitment, provided that the gross proceeds required to be funded by each Lender with respect to its Loan shall be 96% of the principal amount of the Loan. The Loans and the Commitments hereunder are not revolving and amounts repaid or prepaid may not be reborrowed.

(b) Any undrawn portion of the Commitments shall automatically terminate immediately after the Borrowing on the Effective Date.

Section 2.02. Request to Borrow Loans; Request to Release Loans. (a) The Borrower shall request that the Lenders make the Loans by delivering to the Administrative Agent a notice in writing (a “Borrowing Request”) no later than 12:00 p.m., New York City time, at least three (3) Business Days before the Effective Date. Such Borrowing Request shall be irrevocable and shall specify the aggregate amount of the Loans to be made on the Effective Date (which aggregate amount shall equal the amount of the Aggregate Commitments). Following the receipt of a Borrowing Request, the Administrative Agent shall promptly notify each Lender thereof.

(b) The Borrower may from time to time request that the Collateral Agent release the Aggregate Requested Release Amount by delivering to the Administrative Agent and Collateral Agent a notice in writing in the form attached hereto as Exhibit J (a “Release Request”) no later than 12:00 p.m., New York City time, at least three (3) Business Days before a Release Date. Such Release Request shall be revocable. Following the receipt of a Release Request, the Administrative Agent shall promptly notify each Lender thereof.

Section 2.03. Funding of Loan; Release of Aggregated Requested Release Amount. (a) Each Lender shall wire the principal amount of its Loan in immediately available funds, by 12:00 noon, New York City time, on the Effective Date, to the Administrative Agent’s Account.

(b) Upon satisfaction or waiver of the applicable conditions set forth in Section 4.01, promptly upon receipt from each Lender of an amount equal to such Lender’s Commitment as described in Section 2.03(a), the Administrative Agent shall (1) make an amount equal to the IPA Loan Amount available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds to the account designated by the Borrower in its Borrowing Request or such other account in accordance with instructions provided by the Borrower in writing prior to the Effective Date to (and reasonably acceptable to) the Administrative Agent and (2) transfer to the LTV Securities Account the UPA Loan Amount. All amounts in the LTV Securities Account (including the UPA Loan Amount) shall be invested in Investment Securities in accordance with Section 2.23 of the Mortgage.

(c) Upon satisfaction or waiver of the applicable conditions set forth in Section 4.02, on a Release Date, the Collateral Agent (following notice to the Administrative Agent) shall direct the Securities Intermediary to release from the LTV Securities Account to the Borrower the Aggregate Requested Release Amount to the account designated in the relevant Release Request; provided that, as of such Release Date, the Loan-to-Value Ratio shall not exceed 62.6%; provided further, that, on the Final Release Date, in addition to the Aggregate Requested Release Amount, all other UPA Loan Amounts (if any) in the LTV Securities Account shall be released to the Borrower to the account designated in the relevant Release Request.

Section 2.04. Interest. (a) Subject to the provisions of this Section 2.04, the Loans (whether made available to the Borrower on the Effective Date pursuant to Section 2.03(b)(1) or transferred to the LTV Securities Account pursuant to Section 2.03(b)(2) (whether released from the LTV Securities Account pursuant to Section 2.03(c) or not)) shall bear interest at a rate per annum equal to the LIBO Rate for the Interest Period in effect plus the Applicable Margin. Interest shall be computed on the basis of a year of 360 days and actual days elapsed, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If the Borrower shall default in the payment of any principal of or interest on the Loans or any other amount due hereunder, by acceleration or otherwise, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, all such overdue amounts due from the Borrower under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, at a rate equal to (i) the interest rate otherwise applicable to the Loans pursuant to this Section 2.04 plus (ii) 2.00% per annum.

(c) Interest accrued on the Loans shall be payable in arrears on each Payment Date, shall be calculated to include the first day of each Interest Period and to, but excluding, the last day of each Interest Period and shall be paid into the Paying Agent’s Account; provided that (i) interest accrued pursuant to Section 2.04(b) shall be payable on demand and (ii) upon any repayment of the Loans, interest accrued on the principal amount repaid shall be payable on the date of such repayment.

(d) The Administrative Agent shall determine, in accordance with the terms of this Agreement, each interest rate applicable to the Loans hereunder. The Administrative Agent shall promptly notify the Borrower and the Lenders of each rate of interest so determined, and its determination thereof shall be prima facie evidence thereof.

Section 2.05. Repayment of Loans; Evidence of Debt. (a) The Borrower agrees to pay to the Lenders on each Payment Date by deposit into the Paying Agent’s Account the outstanding principal amount of the Loans in quarterly installments equal to 1.25% of the original aggregate principal amount of the Loans funded on the Effective Date. To the extent not previously paid, all Loans shall be due and payable on the Maturity Date. The unpaid principal amount of the Loans outstanding at any time shall be deemed reduced by any amounts paid by any Guarantor Party pursuant to Article 7 on a dollar-for-dollar basis.

(b) Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. The entries made in the accounts maintained pursuant to this subsection (b) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that any failure by any Lender to maintain such accounts or any error therein shall not affect the Borrower’s obligation to repay the Loans in accordance with the terms of this Agreement; provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(c) The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at the Administrative Agent’s Office a register for the recordation of the names and addresses of the Lenders and the Commitments and Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Commitments and the Loans in accordance with the provisions of Section 9.06, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or the Borrower’s Obligations in respect of any Loan. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.05 and Citibank N.A., London as initial Paying Agent as provided herein, and the Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity and/or is the initial Paying Agent, Citibank NA, in either and both such capacities, and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”.

(d) If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at any time, the Borrower shall, on the Effective Date (or, if such notice is delivered after the Effective Date, promptly after the Borrower’s receipt of such notice) execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 9.06) a promissory note, substantially in the form of Exhibit F hereto, evidencing the Loan made by the Lender on the Effective Date (each, a “Note”).

Section 2.06. Optional and Mandatory Prepayments. (a) Optional Prepayments. The Borrower will have the right at any time to prepay the aggregate outstanding principal amount of the Loans in whole or in part in amounts not less than $5,000,000 or increments of $500,000 in excess thereof and otherwise in accordance with the provisions of this Section by deposit into the Paying Agent’s Account (provided that, such payment may be made (subject to the applicable Premium Amount) by release of funds in the LTV Securities Account if so elected by the Borrower in amounts not less than $5,000,000 or increments of $500,000 unless such payment is for all amounts remaining in the LTV Securities Account).

(b) Mandatory Prepayments. (i) The Borrower shall prepay the aggregate outstanding principal amount of the Loans to the extent required pursuant to Section 5.16. For the avoidance of doubt, payments made in order to comply with Section 5.16 may be in any amounts necessary for such compliance.(ii) The Borrower shall prepay the aggregate outstanding principal amount of the Loans in the event that the Servicing Agreement is terminated and a replacement servicing agreement with terms (relating to the services and for the avoidance of doubt not relating to any fees) acceptable to the Required Lenders, acting reasonably, has not been entered into with a servicer acceptable to the Required Lenders, acting reasonably, on or prior to the date of such termination, provided that where the Borrower has requested in writing (and such request may be made prior to the date of such termination) that the Lenders consent to such new arrangements, the replacement servicer and servicing agreement shall be deemed to be acceptable to the Required Lenders if the Borrower has not received a response within 30 days of such request and all references to “Servicer” and “Servicing Agreement” hereunder and under the other Loan Documents shall thereafter be to the replacement servicer and the replacement servicing agreement.

(c) Prepayment Application. Each prepayment of any principal amount of the Loans shall be accompanied by (a) accrued interest on the amount being prepaid to the date of such prepayment and (b) the applicable Premium Amount, if any. Any partial prepayments of the Loans in accordance with Section 2.06(a) shall be applied to the then outstanding principal balance of the Loans. Any partial prepayments of the Loans in accordance with Section 2.06(b) or Section 2.08(g) shall be applied pro rata to the then outstanding installments of principal of the Loans.

(d) Premium Amount. In the event that all or any portion of the Loans are (i) repaid, prepaid (other than in connection with an LTV Cure or as a result of an Event of Loss), refinanced or replaced or (ii) repriced or effectively refinanced through any waiver, consent or amendment (in each case, in connection with any waiver, consent or amendment to the Loans directed at, or the result of which would be, the lowering of the effective interest cost or the weighted average yield of the Loans or the incurrence of any debt financing having an effective interest cost or weighted average yield that is less than the effective interest cost or weighted average yield of the Loans (or portion thereof) so repaid, prepaid, refinanced, replaced or repriced) occurring on or prior to the first anniversary of the Effective Date, such repayment, prepayment, refinancing, replacement or repricing will be made at 101.0% of the principal amount so repaid, prepaid, refinanced, replaced or repriced (the “Premium Amount”).

(e) Notice of Prepayments. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment of the principal amount of the Loans hereunder not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment in the case of a prepayment under Section 2.06(a), and one Business Day before the date of prepayment in the case of a prepayment under Section 2.06(b). Each such notice shall be irrevocable and shall specify the prepayment date, the aggregate principal amount of the Loans to be prepaid.

Section 2.07. Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.08. Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Borrower, the Administrative Agent or the Paying Agent, as the case may be, to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower, the Administrative Agent or the Paying Agent (or the Administrative Agent on behalf the Paying Agent), as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If the Borrower, the Administrative Agent or the Paying Agent, as the case may be, shall be required to withhold or deduct any Taxes from any payment, then (A) the Borrower, the Administrative Agent or the Paying Agent, as the case may be, shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower, the Administrative Agent or the Paying Agent, as the case may be, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any such required withholding or the making of all such required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the Paying Agent or the Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Tax Indemnifications. Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent, the Paying Agent and each Lender, and shall make payment in respect thereof within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower, the Administrative Agent or the Paying Agent from payments made under this Agreement (to the extent no increased payment has been made in accordance with Section 2.08(a)(ii)(C) on account of such withholding or deduction) or paid by the Administrative Agent, the Paying Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent and the Paying Agent), or by the Administrative Agent or the Paying Agent, as the case may be, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. Upon request by the Borrower, or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower, by the Administrative Agent or by the Paying Agent to a Governmental Authority as provided in this Section 2.08, the Borrower shall deliver to the Administrative Agent, or the Administrative Agent, shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower, the Administrative Agent or the Paying Agent, as the case may be.

(e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction and (D) the applicability of or compliance with any obligations in respect of the exchange of information by or on behalf of the Paying Agent or the Administrative Agent under or in connection with the Council Directive 2003/48/EC of June 3, 2003, as applicable from time to time, or in respect of FATCA; provided that, in such Lender’s reasonable discretion, such documentation, or its completion, execution or submission, would not prejudice the legal position of such Lender, including any of its lending offices, or cause such Lender or any of its lending offices to suffer any economic, legal, or regulatory disadvantage (unless indemnified against in a manner reasonably satisfactory to the Lender), or would be either (x) commercially impracticable (including as a result of any existing confidentiality undertakings) or (y) contrary to the constitutional rules or regulations of the Lender or its lending offices.

(ii) Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) at the request and expense of the Borrower, take such steps as shall not be materially disadvantageous to it as determined in the sole good faith discretion of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower, the Administrative Agent and/or the Paying Agent, as the case may be, make any withholding or deduction for Indemnified Taxes from amounts payable to such Lender.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent or the Paying Agent have any obligation to file for or otherwise pursue on behalf of a Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If the Administrative Agent (on behalf of itself or the Paying Agent) or any Lender determines, in its sole discretion, that it (or the Paying Agent) has received a refund (or credit or offset against an Excluded Tax in lieu of a cash refund of a Tax or Other Tax) of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall, unless an Event of Default has occurred and is continuing, pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund (or credit or offset)), net of all Taxes resulting from such refund and out-of-pocket expenses incurred by the Administrative Agent, the Paying Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund (or credit or offset)), provided that the Borrower, upon the request of the Administrative Agent, the Paying Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent and/or the Paying Agent, as the case may be, or such Lender in the event the Administrative Agent, the Paying Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, the Paying Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential in its sole good faith discretion) to the Borrower or any other Person.

(g) Illegality; Impracticality; Increased Costs. (i) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, or the making, maintaining or continuation of its Loans has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, such Lender shall be an “Affected Lender” and any obligation of such Lender to make or continue Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), (A) in the case of illegality, only if it is possible to eliminate such illegality by converting the Loans to Loans bearing interest based on the Base Rate, and in the case of impracticality or other circumstance described above not constituting illegality, all Loans of such Lender shall thereafter be converted to Loans that bear interest at a rate equal to the Base Rate plus the Applicable Margin either on the last day of the Interest Period therefore, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans or (B) otherwise, solely in the case of illegality, prepay all Loans of such Lender either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid.

(h) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.08 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any Loan), or to reduce the amount of any sum received or receivable by such Lender under or in respect of the Loan Documents then, within 10 Business Days after demand by such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(i) If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(j) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, for the amounts specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(k) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(l) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

(m) Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(i) any conversion, payment or prepayment of any Loans on a day other than the last day of the Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(ii) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay or borrow any Loans on the date or in the amount notified by the Borrower; or

(iii) any assignment of a Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 9.06;

(for the avoidance of doubt, such loss, cost or expense shall exclude any loss of anticipated profits and shall include any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loans). For purposes of calculating amounts payable by the Borrower to the Lenders under this clause (m), each Lender shall be deemed to have funded each Loan made by it at the LIBO Rate by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded, with the result that the Borrower’s obligation to compensate each Lender for its loss, profit and expense as provided in this clause (m) shall be deemed to be in the amount of the excess, if any, of the interest at such LIBO Rate on the applicable amount for the remainder of such Interest Period over interest at the LIBO Rate as it would be in effect if quoted on the applicable date on the applicable amount for the remainder of the Interest Period.

(n) If any Lender requests compensation, the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender or if any Lender gives a notice under this Section 2.08, then, without limiting the Borrower’s rights under Section 2.11(b), such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 2.08 in the future, or eliminate the need for the notice pursuant to this Section 2.08, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(o) All of the Borrower’s obligations under this Section 2.08 shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

Section 2.09. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Paying Agent, for the account of the respective Lenders to which such payment is owed, by wire transfer to the Paying Agent’s Account in Dollars and in immediately available funds not later than 11:00 a.m. on the date specified herein. Upon identification of receipt of funds, the Paying Agent shall promptly distribute to each Lender its Applicable Percentage as advised by the Administrative Agent to the Paying Agent in respect of the relevant Loans (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. For the avoidance of doubt, until such time as the Paying Agent is able to identify receipt of funds from the Borrower, the Paying Agent shall have no obligation to make payment to the Lenders. All payments received by the Paying Agent after 11:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b) If at any time insufficient funds are received by the Paying Agent to pay fully all amounts of principal, interest and fees then due hereunder, the Paying Agent shall promptly inform the Administrative Agent, and the Administrative Agent shall promptly direct the Paying Agent to apply the funds as follows: (i) first, to pay interest and fees then due hereunder ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, to pay principal then due hereunder ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties, (in each case, as notified by the Administrative Agent to the Paying Agent).

(c) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to such Loan are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the Effective Date that such Lender does not intend to make available to the Administrative Agent such Lender’s share of such Loans, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on such date in accordance with Section 2.03 and may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount in reliance upon such assumption. In such event, if a Lender has not in fact made its share of the Loans available to the Administrative Agent, then the applicable Lender shall pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount was made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the greater of (A) the Federal Funds Rate and (B) the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter, the Base Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Lender pays its share of the applicable Loans to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from and including the date such amount was made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Base Rate plus the Applicable Margin. Nothing in this Section 2.09(d) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Paying Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, instruct the Paying Agent to distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Paying Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Paying Agent, at the greater of the Federal Funds Rate and a rate determined by the Paying Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

(e) If the Required Lenders determine that for any reason (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any Interest Period, or (c) the LIBO Rate for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the interest rate applicable to the Loans shall be a rate equal to the Base Rate plus the Applicable Margin until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of the Loans.

(f) The obligations of the Lenders hereunder are several and not joint. All Loans shall be made, and all participations purchased, by the Lenders simultaneously on a pro rata basis in accordance with their Applicable Percentages, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(g) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this subsection (g) shall not be construed to apply to any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), other than an assignment to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions this subsection (g) shall apply).

Each Borrower Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower Party in the amount of such participation.

(h) The parties to this Agreement acknowledge and agree that the Administrative Agent and the Borrower have appointed Citibank, N.A., London branch, as the “paying agent” (in such capacity, or such other Person appointed from time to time by the Administrative Agent, in such capacity, the “Paying Agent”) in respect of the Loans and interest and other amounts payable thereon, as such term is defined in the EC Directive 2003/48/EC, implemented under the Luxembourg Law dated 21 June 2005 (being the Person who obtains the payment of interest and such other amounts in respect of the Loans for the immediate benefit of the Lenders, and who is the Person charged by the Borrower and the Lenders with obtaining the payment of interest and such other amounts in respect of the Loans). For avoidance of doubt, if a successor Administrative Agent is appointed pursuant to Section 8.07(a), such Administrative Agent shall be the Paying Agent, unless and until another Person is appointed as Paying Agent pursuant to the terms of this Agreement. The Administrative Agent shall provide to the Paying Agent (in such manner and format as agreed between them) any information received by the Administrative Agent pursuant to the Loan Documents that the Paying Agent requires in order to perform its role as paying agent, and each party hereto acknowledges and agrees to the Administrative Agent so doing.

(i) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Paying Agent (including any successor Paying Agent) for so long as it acts in such capacity, shall not be organized under the Laws of or be managed and controlled so as to be principally resident for tax purposes in Luxembourg or Austria and shall discharge its duties and exercise its rights and powers as Paying Agent under this Section 2.09, relating to its receipt of payments of the principal of and interest on or other sums owing in respect of the Loans and the payment thererof to the Lenders, solely at the Paying Agent’s Office, which shall be located in London, England or in another city in the European Union outside of Luxembourg and Austria. Without limiting the foregoing, in the event the Administrative Agent makes any delegation pursuant to Section 8.03(c) of the Paying Agent functions described in Section 2.09(h), the applicable sub-agent receiving such delegation shall be bound to comply with the preceding sentence as though it were named as the original Paying Agent. The Paying Agent’s Account shall be recorded on its books at the Paying Agent’s Office.

Section 2.10. Changes to the Designated Pool; Intermediate Lessees; Lessor Subsidiaries. (a) Sale of Pool Aircraft. The Borrower may sell any Pool Aircraft if (i) the Borrower shall have provided at least twenty (20) days’ revocable prior written notice to the Administrative Agent (who shall promptly thereafter notify the Lender Parties) prior to any such sale of a Pool Aircraft, (ii) after giving pro forma effect to such sale and prepayment of any Pool Aircraft, the Borrower shall be in compliance with Section 5.16(a), (iii) no Default or Event of Default shall have occurred and be continuing, (iv) after giving pro forma effect to such sale, the Designated Pool shall continue to satisfy the Pool Specifications and (v) the Borrower shall have prepaid (or is concurrently therewith, prepaying) the Loans in accordance with Section 2.06(b) and (c) if such prepayment is required after the Borrower has taken any other actions to comply with Section 5.16. Upon satisfaction of the conditions set forth in the preceding sentence with respect to any Pool Aircraft, the Collateral Agent’s security interest in, and Lien on, such Pool Aircraft (and any other Aircraft Assets directly related to such Pool Aircraft) and/or any related Equity Collateral shall be automatically released, and Schedule 3.17(a) shall be amended to reflect the removal of such Pool Aircraft from the Designated Pool. The Collateral Agent shall promptly execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence its release of the security interests in, and Liens on, the applicable Pool Aircraft (and any other Aircraft Assets directly related to such Pool Aircraft) and/or any related Equity Collateral.

(b) Substitution of a Qualified Aircraft for a Pool Aircraft; Addition of Non-Pool Aircraft to the Designated Pool.

(1) The Borrower may add any Qualified Aircraft to the Designated Pool at any time by substituting such Qualified Aircraft for a Pool Aircraft so long as it takes all actions to cause (x) the owner thereof to comply with the conditions and obligations of a Lessor Subsidiary by the date the Qualified Aircraft becomes a Pool Aircraft and/or (y) the Qualified Aircraft to become a part of the Designated Pool; provided that:

(i) if such Qualified Aircraft is a Pool Aircraft, such Qualified Aircraft is Owned by a Lessor Subsidiary;

(ii) the Borrower shall have provided three Appraisals of such Qualified Aircraft from Qualified Appraisers, each as of a date no later than the most recent Appraisals of the other PS Pool Aircraft and after giving pro forma effect to such addition, the Borrower shall be in compliance with Section 5.16(a);

(iii) if such Qualified Aircraft is a Pool Aircraft, each relevant Borrower Party shall have executed and delivered to the Administrative Agent and the Collateral Agent a Grantor Supplement or a Collateral Supplement, as the case may be, and such certificates, opinions and documents (including UCC Financing Statements, charge documents and registrations and recordings with the FAA (if applicable) and the International Registry) as are required to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in, and Lien on, such Qualified Aircraft and any other related Aircraft Asset, Equity Collateral and other Collateral of the relevant Lessor Subsidiary (it being understood and agreed that, with respect to each applicable Aircraft Asset and any related Equity Collateral of the relevant Lessor Subsidiary, only the Express Perfection Requirements shall apply);

(iv) if such Qualified Aircraft is a Pool Aircraft, the Borrower shall have delivered a Notice of Assignment to such Lessee in substantially the form of Exhibit F-1 to the Mortgage (or such other form as has been agreed with the Collateral Agent), and shall have taken such other actions required by clause (a) of the definition of Express Perfection Requirements;

(v) immediately following such Qualified Aircraft becoming a Pool Aircraft, the Designated Pool shall continue to satisfy the Pool Specifications after giving pro forma effect to such addition; and

(v) no Default or Event of Default shall result from or remain in existence after such addition.

(2) Other than in connection with a substitution of a Qualified Aircraft for a Pool Aircraft which such substitution shall be made in accordance with Section 2.10(b)(1) above, the Borrower may add any Non-Pool Aircraft to the Designated Pool at any time so long as it takes all actions to cause (x) the owner thereof to comply with the conditions and obligations of a Lessor Subsidiary by the date the Aircraft becomes a Pool Aircraft and/or (y) the Non-Pool Aircraft to become a part of the Designated Pool; provided that:

(i) if such Aircraft is a Pool Aircraft, such Aircraft is Owned by a Lessor Subsidiary;

(ii) the Borrower shall have provided three Appraisals of such Aircraft from Qualified Appraisers, each as of a date no later than the most recent Appraisals of the other PS Pool Aircraft and after giving pro forma effect to such addition, the Borrower shall be in compliance with Section 5.16(a);

(iii) if such Aircraft is a Pool Aircraft, each relevant Borrower Party shall have executed and delivered to the Administrative Agent and the Collateral Agent a Grantor Supplement or a Collateral Supplement, as the case may be, and such certificates, opinions and documents (including UCC Financing Statements, charge documents and registrations and recordings with the FAA (if applicable) and the International Registry) as are required to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in, and Lien on, such Aircraft and any other related Aircraft Asset, Equity Collateral and other Collateral of the relevant Lessor Subsidiary (it being understood and agreed that, with respect to each applicable Aircraft Asset and any related Equity Collateral of the relevant Lessor Subsidiary, only the Express Perfection Requirements shall apply);

(iv) if such Aircraft is a Pool Aircraft, the Borrower shall have delivered a Notice of Assignment to such Lessee in substantially the form of Exhibit F-1 to the Mortgage (or such other form as has been agreed with the Collateral Agent), and shall have taken such other actions required by clause (a) of the definition of Express Perfection Requirements;

(v) immediately following such Aircraft becoming a Pool Aircraft, the Designated Pool shall continue to satisfy the Pool Specifications after giving pro forma effect to such addition; and

(vi) no Default or Event of Default shall result from or remain in existence after such addition.

(c) Intermediate Lessees. In connection with (i) the replacement of any Lease of any Pool Aircraft, (ii) the addition of Non-Pool Aircraft to the Designated Pool, or (iii) any Requirement of Law, a Lessor Subsidiary shall be entitled, by giving notice (an “Intermediate Lease Notice”) to the Administrative Agent, to enter into an Intermediate Lease with an Intermediate Lessee with respect to such Aircraft; provided that:

(A) if such Intermediate Lessee is not an Initial Intermediate Lessee, such Intermediate Lessee shall have executed and delivered to the Administrative Agent and the Collateral Agent (1) at least twenty (20) days prior to entering into an Intermediate Lease, a Borrower Party Request and Assumption Agreement, (2) a Grantor Supplement and (3) such certificates, opinions and documents (including UCC Financing Statements, charge documents and registrations and recordings with the FAA (if applicable), the International Registry and/or any Applicable Non-U.S. Aviation Law) as are required to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in, and Lien on, the Collateral held by such Intermediate Lessee or the Equity Collateral related to such Intermediate Lessee (it being understood and agreed that, with respect to each applicable Aircraft Asset and any related Equity Collateral of the relevant Intermediate Lessee, only the Express Perfection Requirements shall apply);

(B) such Intermediate Lessee shall have delivered a Notice of Assignment to such Lessee in substantially the form of Exhibit F-1 to the Mortgage (or such other form as has been agreed with the Collateral Agent), and shall have taken such other actions required by clause (a) of the definition of Express Perfection Requirements;

(C) the Administrative Agent shall have received with respect to such Intermediate Lessee such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to them, as may be required by it in its sole discretion;

(D) such Intermediate Lessee shall be, as permitted in the country of registration of such Pool Aircraft, registered as a lessor with respect to such Pool Aircraft and such Intermediate Lessee shall be, as and to the extent permitted in the country of registration of such Pool Aircraft, registered as the owner with respect to such Pool Aircraft and such Intermediate Lessee has made the Required Cape Town Registration, if applicable;

(E) if such Intermediate Lessee is incorporated under the laws of Ireland, within 21 days following the execution of the Security Documents referred to at (A) and (B) above, the relevant Intermediate Lessee and/or the relevant Borrower Party, as applicable, shall enter into an Irish Charge Over Shares and cause each such Security Document to be filed with the Irish Companies Registration Office and where applicable the Irish Revenue Commissioners and in each case shall provide evidence of such filings reasonably satisfactory to the Administrative Agent;

(F) if such Intermediate Lessee is incorporated under the laws of Bermuda, the relevant Intermediate Lessee and/or the relevant Borrower Party, as applicable, shall enter into a Bermuda Share Charge and (1) cause each such Bermuda Share Charge to be filed with the Bermuda Registrar of Companies and in each case shall provide evidence of such filing reasonably satisfactory to the Administrative Agent and (2) prior to the entry into such Bermuda Share Charge, obtain the consent of the Bermuda Monetary Authority to such Bermuda Share Charge (if required);

(G) if such Intermediate Lessee is incorporated under the laws of Australia, the relevant Intermediate Lessee and/or the relevant Borrower Party or Guarantor Party, as applicable, shall enter into an Australian Share Charge and shall take all steps required under the laws of Australia (and the relevant State or Territory thereof) in order to ensure the validity, perfection, priority and enforceability of the security interests created thereby; and

(H) if such Intermediate Lessee is incorporated under the laws of another acceptable jurisdiction (as listed in the definition of “Intermediate Lessee”), the relevant Intermediate Lessee and/or the relevant Borrower Party or Guarantor Party, as applicable, shall enter into a charge, pledge or equivalent security agreement, in respect of the shares or other Equity Interests in the Intermediate Lessee and shall take all steps required under the laws of such jurisdiction in order to ensure the validity, perfection, priority and enforceability of the security interests created thereby.

(d) Termination of Intermediate Lessee’s Status. FLL may from time to time, upon not less than twenty (20) days’ revocable prior written notice from FLL to the Administrative Agent, at any time and from time to time cause the relevant Borrower Party to assign the Equity Interests in an Intermediate Lessee to any Person that is not a Borrower Party or otherwise terminate an Intermediate Lessee’s status as such, provided that such Intermediate Lessee is not party to an Intermediate Lease or a Lease or will not be at the time of such transfer or other termination of such Intermediate Lessee’s status as such takes effect. If an Intermediate Lessee’s status is terminated as such, the Collateral Agent’s security interests in, and Liens on, the assets of such Intermediate Lessee and the Equity Collateral in respect of such Intermediate Lessee shall be automatically released. The Collateral Agent shall promptly execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence its release of the security interests in and Liens on, the applicable assets released in accordance with the previous sentence.

(e) Lessor Subsidiaries. The Borrower shall be entitled, by giving notice (a “Lessor Subsidiary Notice”) to the Administrative Agent, to permit a Pool Aircraft to be Owned by a Lessor Subsidiary (including by transferring such Ownership from a Borrower Party or Guarantor Party to a Lessor Subsidiary or from one Lessor Subsidiary to another); provided that:

(A) if such Lessor Subsidiary is not an Initial Lessor Subsidiary, such Lessor Subsidiary shall have executed and delivered to the Administrative Agent and the Collateral Agent (1) at least twenty (20) days prior to Owning a Pool Aircraft, a Borrower Party Request and Assumption Agreement, (2) a Grantor Supplement and (3) such certificates, opinions and documents (including UCC Financing Statements, charge documents and registrations and recordings with the FAA (if applicable) and the International Registry) as are required to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in, and Lien on, the Collateral held by such Lessor Subsidiary and the related Equity Collateral in respect of such Lessor Subsidiary (it being understood and agreed that, with respect to each Aircraft Asset and the related Equity Collateral in respect of such Lessor Subsidiary, only the Express Perfection Requirements shall be required to be satisfied);

(B) a Borrower Party or Guarantor Party shall hold all of the Equity Interest in such Lessor Subsidiary and such Borrower Party or Guarantor Party shall have executed and delivered to the Administrative Agent and the Collateral Agent (1) if such Lessor Subsidiary is not an Initial Lessor Subsidiary, a Collateral Supplement, (2) the original Certificated Security or Instrument evidencing such Borrower Party’s or Guarantor Party’s ownership interest in such Lessor Subsidiary and (3) such certificates, opinions and documents (including UCC Financing Statements and charge documents) as are required to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in, and Lien on, the Equity Interests held by such Borrower Party or Guarantor Party in such Lessor Subsidiary;

(C) such Lessor Subsidiary (or other relevant Borrower Party) shall have delivered a Notice of Assignment to the applicable Lessee in substantially the form of Exhibit F-1 to the Mortgage (or such other form as has been agreed with the Collateral Agent), and shall have taken such other actions required by clause (a) of the definition of Express Perfection Requirements;

(D) the Administrative Agent shall have received with respect to such Lessor Subsidiary such supporting incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to them, as may be reasonably required by it;

(E) if such Lessor Subsidiary is incorporated under the laws of Ireland, within 21 days following the execution of the relevant Security Documents, the relevant Borrower Party shall enter into an Irish Charge Over Shares in respect of the Equity Collateral of such Lessor Subsidiary and cause each such Irish Charge Over Shares and each such Security Document to be filed with the Irish Companies Registration Office and where applicable the Irish Revenue Commissioners and in each case shall provide evidence of such filings reasonably satisfactory to the Administrative Agent;

(F) if such Lessor Subsidiary is incorporated under the laws of Australia, within 20 days following the execution of the relevant Security Documents, the relevant Borrower Party or Guarantor Party shall enter into an Australian Share Charge in respect of the Equity Collateral of such Lessor Subsidiary and complete any perfection requirements under the laws of Australia (and the relevant State or Territory thereof) in order to ensure the validity, perfection, priority and enforceability of the security interests created thereby; and

(G) if such Lessor Subsidiary is incorporated under the laws of another acceptable jurisdiction (as listed in the definition of “Lessor Subsidiary”), the relevant Borrower Party shall enter into a charge, pledge or equivalent security agreement, in respect of the shares or other Equity Interests in the Lessor Subsidiary and shall take all steps required under the laws of such jurisdiction in order to ensure the validity, perfection, priority and enforceability of the security interests created thereby.

(f) Termination of Lessor Subsidiary’s Status. FLL may from time to time, upon not less than twenty (20) days’ revocable prior written notice from FLL to the Administrative Agent, at any time and from time to time cause the relevant Borrower Party or Guarantor Party to assign the Equity Interests in a Lessor Subsidiary to any Person that is not a Borrower Party or Guarantor Party or otherwise terminate a Lessor Subsidiary’s status as such, provided that such Lessor Subsidiary (i) does not Own any Pool Aircraft (or hold the proceeds thereof) or will not at the time such transfer or other termination of such Lessor Subsidiary’s status as such takes effect and (ii) is not party to any Lease or Intermediate Lease or will not be at the time such transfer or other termination of such Lease or Intermediate Lessee’s status as such takes effect. If a Lessor Subsidiary’s status is terminated as such, the Collateral Agent’s security interests in, and Liens on, the assets of and the Equity Interest in such Lessor Subsidiary shall be automatically released. The Collateral Agent shall promptly execute and deliver to FLL, at FLL’s expense, all documents that FLL shall reasonably request to evidence its release of the security interests in and Liens on, the applicable assets released in accordance with the previous sentence.

(g) Specified Representation Deficiency. Notwithstanding anything to the contrary herein, the status of any Subsidiary of a Borrower Party as an Intermediate Lessee or Lessor Subsidiary shall terminate, for purposes of the calculation of the Loan-to-Value Ratio only (until the Specified Representation Deficiency with respect to such Subsidiary no longer exists or the status of such Subsidiary as an Intermediate Lessee or Lessor Subsidiary, as applicable, is terminated as such for all purposes in accordance with this Agreement), immediately if, at any time, the relevant Borrower Party and such Subsidiary are not able to make any of the representations set forth below with respect to such Subsidiary at such time and any Pool Aircraft leased by it shall immediately be deemed to have an Appraised Value of $0.00 (the occurrence of such situation with respect to such Subsidiary, a “Specified Representation Deficiency”):

(i) Such Subsidiary is subject to civil and commercial laws with respect to its Obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Subsidiary, the “Applicable Subsidiary Documents”), and the execution, delivery and performance by such Subsidiary of the Applicable Subsidiary Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Subsidiary nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Subsidiary is organized and existing in respect of its obligations under the Applicable Subsidiary Documents.

(ii) The Applicable Subsidiary Documents are in proper legal form under the laws of the jurisdiction in which such Intermediate Lessee or Lessor Subsidiary, as applicable, is organized and existing for the enforcement thereof against such Intermediate Lessee or Lessor Subsidiary, as applicable, under the laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Subsidiary Documents.

(iii) It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Subsidiary Documents that the Applicable Subsidiary Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Subsidiary is organized and existing or that any registration charge or stamp or similar tax be paid at such time on or in respect of the Applicable Subsidiary Documents or any other document, except for (A) any such filing, registration, recording, execution or notarization as has been made and (B) any charge or tax as has been timely paid.

(iv) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the Subsidiary’s jurisdiction of organization or Tax residence or in which the Subsidiary has an office either (A) on or by virtue of the execution or delivery of the Applicable Subsidiary Documents or (B) on any payment to be made at such time by such Subsidiary pursuant to the Applicable Subsidiary Documents, except (i) for Excluded Taxes described in clause (c), (d), (e) or (f) of the definition of such term or (ii) as has been disclosed to the Administrative Agent and is not material (as determined by the Administrative Agent acting reasonably) or (iii) in the case of clause (A), as have been paid.

(v) The execution, delivery and performance of the Applicable Subsidiary Documents executed by such Subsidiary are, under applicable foreign exchange control regulations of the jurisdiction in which such Subsidiary is organized and existing, not subject to any notification or authorization at such time except (A) such as have been made or obtained or (B) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (B) shall be made or obtained as soon as is reasonably practicable).

The Borrower agrees to give prompt notice (not to exceed five (5) Business Days) to the Administrative Agent after it obtains knowledge of any Specified Representation Deficiency and, upon such notice, will provide a LTV Certificate as of the date of such notice giving pro forma effect to removal of such Subsidiary as a Borrower Party.

Section 2.11. Defaulting Lenders; Removal or Replacement of a Lender. (a) Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender becomes a Defaulting Lender, then during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of any amendment, waiver or consent with respect to any provision of the Loan Documents that requires the approval of the Required Lenders. During any Default Period with respect to a Funds Defaulting Lender that is not also an Insolvency Defaulting Lender, (a) any amounts that would otherwise be payable to such Funds Defaulting Lender with respect to its Commitments under the Loan Documents (including, without limitation, voluntary and mandatory prepayments and fees) may, in lieu of being distributed to such Funds Defaulting Lender, at the written direction of the Borrower to the Administrative Agent, be retained by the Administrative Agent and applied in the following order of priority: first, to the payment of any amounts owing by such Funds Defaulting Lender to the Administrative Agent and to collateralize indemnification and reimbursement obligations of such Funds Defaulting Lender in an amount reasonably determined by the Administrative Agent, and second, to the payment of the Loans of other Lenders (but not to the Loans of such Funds Defaulting Lender) as if such Funds Defaulting Lender had funded all Defaulted Loans of such Funds Defaulting Lender; and (b) the aggregate principal amount of all outstanding Loans as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. During any Default Period with respect to an Insolvency Defaulting Lender, any amounts that would otherwise be payable to such Insolvency Defaulting Lender under the Loan Documents (including, without limitation, voluntary and mandatory prepayments and fees) may, in lieu of being distributed to such Insolvency Defaulting Lender, at the written direction of the Borrower to the Administrative Agent to the extent permitted under applicable law, be retained by the Administrative Agent to collateralize indemnification and reimbursement obligations of such Insolvency Defaulting Lender in an amount reasonably determined by the Administrative Agent. No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.11(a), performance by the Borrower of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of any Lender becoming a Defaulting Lender or the operation of this Section 2.11(a). So long as any Lender is a Defaulting Lender, such Lender shall not be a Hedge Counterparty with respect to any Hedge Agreement entered into while such Lender was a Defaulting Lender . The rights and remedies against a Defaulting Lender under this Section 2.11(a) are in addition to other rights and remedies which the Borrower may have against such Defaulting Lender as a result of it becoming a Defaulting Lender and which the Administrative Agent or any Lender may have against such Defaulting Lender with respect thereto. The Administrative Agent shall not be required to ascertain or inquire as to the existence of any Funds Defaulting Lender or Insolvency Defaulting Lender.

(b) Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.08 or 2.09, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect and (iii) such Lender shall fail to withdraw such notice within five Business Days after the Borrower’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after the Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 9.05(b), the consent of the Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 9.06 and the Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender, a Non-Consenting Lender or an Insolvency Defaulting Lender, and the Funds Defaulting Lender (if not also an Insolvency Defaulting Lender) shall pay the fees, if any, payable thereunder in connection with any such assignment from such Defaulting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed advances that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.07; (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.08 or 2.09; or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.06. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 9.06 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.06.

Section 2.12 . Release of LTV Cash Collateral. If the Loan-to-Value Ratio is less than 67.5% as most recently determined pursuant to Section 5.16, and the Collateral Agent at such time holds any LTV Cash Collateral, then upon at least 5 Business Days prior written notice of the Borrower to the Collateral Agent and the Administrative Agent and so long as no Default or Event of Default has occurred and is continuing, the Collateral Agent (following notice to the Administrative Agent) shall issue an entitlement order to the Securities Intermediary directing the Securities Intermediary to distribute to the Borrower an amount of the LTV Cash Collateral as requested by the Borrower, such that the Loan-to-Value Ratio does not exceed 67.5%, after giving pro forma effect to such distribution (but otherwise using the information used to determine such Loan-to-Value Ratio).

Section 2.13 LTV Securities Account. Wells Fargo Bank Northwest, National Association (“Wells Fargo”), as securities intermediary (the “Securities Intermediary”), agrees to act as an Eligible Institution under this Agreement and the other Loan Documents in accordance with the provisions of this Agreement for the purpose of holding any Cash Collateral. Except in its capacity as Securities Intermediary, Wells Fargo waives any claim or lien against any Eligible Account it may have, by operation of law or otherwise, for any amount owed to it by the Borrower or any other Borrower Party. The Securities Intermediary hereby agrees that, notwithstanding anything to the contrary in the Loan Documents, (i) any amounts of Cash Collateral to be held by the Securities Intermediary and any investment earnings thereon or other Investment Security will be credited to an Eligible Account with securities account no. 48117200 and account name ‘Project Falcon 2012 LTV Securities Account’ (the “LTV Securities Account”) which constitutes a Securities Account for which it is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC) and the Collateral Agent is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) of the “securities entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to each “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC) credited to such Eligible Account, (ii) all such amounts, any Investment Security and all other property acquired with cash credited to the LTV Securities Account will be credited to the LTV Securities Account, (iii) all items of property (whether cash, investment property, Investment Security, other investments, securities, instruments or other property) credited to the LTV Securities Account will be treated as a “financial asset” under Article 8 of the NY UCC, (iv) its “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the NY UCC) with respect to the LTV Securities Account is the State of New York, and (v) all securities, instruments and other property in order or registered form and credited to the LTV Securities Account shall be payable to or to the order of, or registered in the name of, the Securities Intermediary or shall be indorsed to the Securities Intermediary or in blank, and in no case whatsoever shall any financial asset credited to the LTV Securities Account be registered in the name of the Borrower nor any other Borrower Party, payable to or to the order of the Borrower nor any other Borrower Party or specially indorsed to the Borrower nor any other Borrower Party except to the extent the foregoing have been specially indorsed by the Borrower or any other Borrower Party to the Securities Intermediary or indorsed in blank. The Collateral Agent agrees that it will hold (and will indicate clearly in its books and records that it holds) its “securities entitlement” to the “financial assets” credited to the LTV Securities Account as agent for the benefit of the Secured Parties. The Borrower and each other Borrower Party acknowledges that, by reason of the Collateral Agent being the “entitlement holder” in respect of the LTV Securities Account as provided above, the Collateral Agent shall have the sole right and discretion, subject only to the terms of the Loan Documents, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the NY UCC) with respect to the LTV Securities Account and any and all financial assets and other property credited thereto to the exclusion of the Borrower and each other Borrower Party; provided, however, in no event shall the consent of the Borrower nor any other Borrower Party be required as a condition to the Securities Intermediary complying with any such entitlement order of the Collateral Agent.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Borrower and each other Borrower Party represents to the Lender Parties on the Effective Date (and, in the case of a Release Date, with respect to any of the below representations or warranties relating to any Borrower Party that on such Release Date is also a Relevant Release Party, on such Release Date) that:

Section 3.01. Organization, etc. Each Borrower Party is a Person duly organized or incorporated, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization or incorporation (as applicable); and each Borrower Party has the power and authority to own its property and to carry on its business as now being conducted and is duly qualified and, if applicable, in good standing as a foreign corporation, company or other entity authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

Section 3.02. Authorization; Consents; No Conflict. The execution and delivery by such Borrower Party of any Loan Document to which it is a party and the performance of its obligations thereunder and the consummation of the transactions contemplated thereby (a) are within its organizational powers and corporate objects, (b) have been duly authorized by all necessary corporate action, (c) have received all necessary approvals, authorizations, consents, registrations, notices, exemptions and licenses (if any shall be required) from all other Governmental Authorities and other Persons, except in the case of such approvals, authorizations, consents, registrations, notices, exemptions or licenses non-receipt of which could not reasonably be expected to have a Material Adverse Effect, (d) do not and will not contravene, constitute a default under or conflict with any provision of (i) Law, (ii) any judgment, decree or order to which such Borrower Party is a party or by which it is bound, (iii) its Operating Documents or Organizational Documents or (iv) any provision of any agreement or instrument binding on such Borrower Party, or any agreement or instrument of which such Borrower Party is aware affecting the properties of such Borrower Party, except with respect to (i), (ii) and (iv) above, for any such contravention or conflict which could not reasonably be expected to have a Material Adverse Effect and (e) do not and will not result in or require the creation or imposition of any Adverse Claim on any of such Borrower Party’s properties. Each of the Loan Documents to which such Borrower Party is a party has been duly authorized, executed and delivered by such Borrower Party.

Section 3.03. Validity and Binding Nature. This Agreement and the other Loan Documents to which such Borrower Party is a party constitute (or will constitute when duly executed and delivered) legal, valid and binding obligations of such Borrower Party, enforceable against such Borrower Party in accordance with their respective terms, subject to bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 3.04. Financial Statements. (a) FLL’s audited consolidated financial statements as of December 31, 2011, a copy of which has been furnished to each Lender, have been prepared in accordance with GAAP and fairly present the financial condition of FLL and its Subsidiaries as at such date and the results of their operations for the period then ended.

(b) FLL’s unaudited consolidated financial statements as of March 31, 2012, a copy of which has been furnished to each Lender, have been prepared in accordance with GAAP and fairly present the financial condition of FLL and its Subsidiaries as at such date and the results of their operations for the period then ended. As of the Effective Date, neither FLL nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in FLL’s unaudited consolidated financial statements as of March 31, 2012 or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of FLL and any of its Subsidiaries taken as a whole.

Section 3.05. Litigation and Contingent Liabilities. All Litigation Actions, taken as a whole, could not reasonably be expected to have a Material Adverse Effect.

Section 3.06. Security Interest.

(a) The Mortgage creates a valid and (upon the taking of the actions required hereby or thereby) perfected security interest in favor of the Collateral Agent in the Collateral as security for the Secured Obligations, subject in priority to no other Liens (other than Permitted Liens (other than, in the case of priority, the Permitted Lien described in clause (p) of the definition of Permitted Liens)), and all filings and other actions necessary to perfect and protect such security interest under the laws of the United States, Delaware, Utah, Ireland, Bermuda, Luxembourg, the Cayman Islands, Connecticut, Australia and Other Relevant Jurisdictions have been (or in the case of future Collateral will be, or in the case of any Liens over Collateral created by a Person incorporate in Ireland will, within the statutorily prescribed period therefor, be) duly taken (it being understood and agreed that, with respect to each applicable Aircraft Asset and any related Equity Collateral, only the Express Perfection Requirements shall apply), enforceable against the applicable Borrower Parties and creditors of and purchasers from such Borrower Parties. Each relevant Lessor Subsidiary has good and marketable legal title to its respective Pool Aircraft, free and clear of Liens other than Permitted Liens. Schedule 3.06 hereto lists, (i) to the knowledge of the Borrower after due inquiry, all Permitted Liens described in clause (e) or (j) of the definition of Permitted Liens on the Collateral existing as of the Effective Date and (ii) all Permitted Liens described in clause (n) of the definition of Permitted Liens on the Collateral existing as of the Effective Date of which a responsible officer of the Borrower has received written notice.

(b) None of the Collateral has been pledged, assigned, sold or otherwise encumbered other than pursuant to the terms hereof or of the Security Documents and except for Permitted Liens, and no Collateral is described in (i) any UCC Financing Statements filed against any Borrower Party other than UCC Financing Statements which have been terminated and the UCC Financing Statements filed in connection with Permitted Liens or (ii) any other mortgage registries, including the International Registry, or filing records that may be applicable to the Collateral in any other relevant jurisdiction, other than such filings or registrations that have been terminated or that have been made in connection with Permitted Liens, the Mortgage or any other Security Document in favor of the Collateral Agent, for the benefit of the Secured Parties, or, with respect to the Leases, in favor of the Borrower Parties or the Lessee thereunder.

(c) The rights and obligations of each Borrower Party (as lessor) under the Leases to which it is a party with respect to the Pool Aircraft are held free and clear of any Adverse Claim other than Permitted Liens, and such Borrower Party has the full right, corporate power and lawful authority to assign, transfer and pledge the same and interests therein as provided in the Mortgage and the other Security Documents.

Section 3.07. Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans and Foreign Pension Plans (based on assumptions used for financial purposes) did not, as of the date of the most recent financial statements reflecting any such amounts, exceed the fair market value of the assets of all such underfunded Plans and Foreign Pension Plans by an amount that would reasonably be expected to result in a Material Adverse Effect. No event has occurred or is reasonably expected to occur with respect to any Foreign Plan that, when taken together with all other events for which liability is reasonably expected to occur, could reasonably be expected to result in an Material Adverse Effect.

Section 3.08. Investment Company Act. No Borrower Party is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Borrower Party is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

Section 3.09. Regulation U. No Borrower Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board). No portion of the proceeds of any Loan will be used in any manner that causes or might cause such Loan or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

Section 3.10. Information. (a) All written information furnished by or on behalf of any Borrower Party to any Lender Party in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, on the date furnished (and when taken in connection with previous information so furnished, for the purpose of completeness) shall have been, to the best of each Borrower Party’s knowledge after due inquiry, true and accurate in every material respect as of the date of such information, and none of such information contains any material misstatement of fact or omits to state any material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes an opinion or forecast, each Borrower Party represents only that it acted in good faith and utilized assumptions reasonable at the time made (based upon accounting principles consistent with the historical audited financial statements of FLL) and exercised due care in the preparation of such information, report, financial statement, exhibit or schedule.

(b) All information furnished by any Borrower Party to any Lender Party on and after the date hereof shall be, to the best of such Borrower Party’s knowledge after due inquiry, true and accurate in every material respect as of the date of such information, and none of such information shall contain any material misstatement of fact or shall omit to state any material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes an opinion or forecast, each Borrower Party represents only that it acted in good faith and utilized assumptions reasonable at the time made (based upon accounting principles consistent with the historical audited financial statements of FLL) and exercised due care in the preparation of such information, report, financial statement, exhibit or schedule.

Section 3.11. Compliance with Applicable Laws, etc. Each Borrower Party is in compliance with the requirements of all applicable laws, rules, regulations and orders of all Governmental Authorities (including ERISA) applicable to it, except for noncompliance that could not reasonably be expected to have a Material Adverse Effect. No Borrower Party is in default under any agreement or instrument to which such Borrower Party is a party or by which it or any of its properties or assets is bound, which default could reasonably be expected to have a Material Adverse Effect.

Section 3.12. Insurance. Each relevant Borrower Party maintains, or has caused to be maintained, insurance as required by the Mortgage.

Section 3.13. Taxes. Each Borrower Party has filed all Tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by IFRS, GAAP or Luxembourg GAAP, as the case may be, have been established, and except where failure to file such returns or pay such Taxes, individually or in the aggregate, cannot reasonably be expected to have a Material Adverse Effect.

Section 3.14. Borrower Party Information. Schedule 3.14, as updated from time to time in writing to the Lender Parties, accurately sets forth with respect to each Borrower Party (i) the location of its chief executive office or registered office, (as applicable), (ii) its jurisdiction of incorporation, (iii) its entity type or corporate form, and (iv) its employer or taxpayer identification number (if any) or company registration number (as applicable) issued by its jurisdiction of incorporation. Each Borrower Party only has one jurisdiction of incorporation.

Section 3.15. Solvency. As of the Effective Date (and as also reflected on the FLL’s consolidated balance sheet dated as of March 31, 2012), the fair value of the assets of each of FLL and the other Borrower Parties taken as a whole, exceed their respective liabilities. As of the Effective Date, neither the Borrower Parties taken as a whole nor FLL nor any Pledged Equity Party, individually, is or will be rendered insolvent as a result of the transactions contemplated by this Agreement and the other Loan Documents.

Section 3.16. Sanctions. None of the Borrower Parties, any of their Subsidiaries or any director, officer, employee, agent, affiliate or representative of any Borrower Party or any of its Subsidiaries is a Person that is, or is owned or controlled by a Person that is, (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), the Government of Ireland or other sanctions authority relevant in the United States, Ireland or any other jurisdiction of incorporation or formation of any Borrower Party (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (each, a “Prohibited Country”). For purposes of this Agreement, the Prohibited Countries shall be those countries reasonably determined by the Administrative Agent as subject to Sanctions from time to time and notified to the Borrower Parties. The Prohibited Countries as of the date hereof are listed on Annex 1.

Section 3.17. Description of Aircraft and Leases, Etc.

(a) Schedule 3.17(a) attached hereto, as amended from time to time pursuant to Section 2.10 and Section 5.09(a)(vii) hereof is a true and correct list of all PS Pool Aircraft, the Lessor Subsidiary (or with respect to an Undelivered Pool Aircraft, the Person) which Owns such PS Pool Aircraft and the country of registration of such PS Pool Aircraft.

(b) Schedule 3.17(b) attached hereto, as supplemented from time to time pursuant to Section 2.16(d) and Section 2.16(e) of the Mortgage, is (i) a true and correct list of all Leases (including, without limitation, any head leases) in effect with respect to the PS Pool Aircraft and the name and jurisdiction of organization or incorporation of the applicable Lessees, and (ii) true and correct list of all Intermediate Leases in effect with respect to the Pool Aircraft and the name and jurisdiction of organization or incorporation of the applicable Intermediate Lessees.

Section 3.18. Ownership. A Lessor Subsidiary Owns each Pool Aircraft, and a Borrower Party or Guarantor Party holds 100% of the Equity Interest in each Intermediate Lessee and each Lessor Subsidiary.

Section 3.19. Use of Proceeds. The proceeds of the Loans will be used by the Borrower (a) to pay all Indebtedness (other than as permitted by Section 5.18) of each Borrower Party secured by the Collateral (including each of the Pool Aircraft, the other Aircraft Assets and the Equity Collateral), (b) to pay interest, fees and expenses payable on such Indebtedness or payable hereunder and (c) for general corporate purposes.

Section 3.20. PATRIOT Act. To the extent applicable, each Borrower Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 3.21. No Default or Event of Default. No Event of Default or Default has occurred and is continuing.

ARTICLE 4

CONDITIONS

Section 4.01. Effective Date. The obligations of each Lender to make its Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.05):

(a) The Administrative Agent (or its counsel) shall have received from each Borrower Party and the Collateral Agent executed counterparts of this Agreement, including sufficient original executed counterparts for each Lender.

(b) The Administrative Agent (or its counsel) shall have received from each party thereto executed counterparts of the Intercreditor Agreement.

(c) The LTV Securities Account shall have been established with the Securities Intermediary and such account shall constitute an Eligible Account.

(d) The Administrative Agent (or its counsel) shall have received a duly executed copy of the Servicing Agreement relating to the Pool Aircraft, which shall be in form and substance satisfactory to the Administrative Agent.

(e) The Administrative Agent (or its counsel) shall have received the Servicer Consent and Agreement duly executed by the Servicers and the Borrower Parties.

(f) The Collateral Agent shall have received from each party thereto executed counterparts of (i) the Mortgage and all supplements thereto in a form sufficient to file with the FAA, the International Registry and any other Governmental Authority where filing or registration of the Mortgage and any supplements thereto is required under Requirements of Law of the United States to perfect the Collateral Agent’s security interest in, and Lien on, the Pool Aircraft, all other Aircraft Assets and all other Collateral, (ii) each applicable Irish Charge Over Shares, (iii) each applicable Bermuda Share Charge, (iv) each applicable Australian Share Pledge, (v) each applicable Cayman Islands Share Charge and (v) each applicable Luxembourg Share Pledge. In addition, the Administrative Agent shall have received a duly completed, executed and delivered Officer’s Certificate of FLL as to the actions described in clause (c) of the definition of “Express Perfection Requirements” to the extent required to be taken as provided therein.

(g) The Administrative Agent shall have received a favorable written opinion(s) (addressed to each Lender Party and dated the Effective Date) of each of Clifford Chance US LLP with respect to New York law, Morris James LLP with respect to Delaware law, Ray Quinney & Nebeker P.C. with respect to Utah law, Conyers Dill & Pearman, with respect to Bermuda law, Clifford Chance, Luxembourg, with respect to Luxembourg law, Clifford Chance, Sydney, with respect to Australian law, Maples and Calder, with respect to Cayman Islands law, Day Pitney LLP, with respect to Connecticut law, and in-house counsel to the Borrower Parties with respect to no conflicts with its Material Agreements, substantially in the form of Exhibit E-1A, E-1B, E-1C, E-1D, E-1E, E-1F, E-1G, E-1H and E-1I (as applicable) hereto and from McCann FitzGerald Solicitors, with respect to Irish law (in the form agreed between the Borrower, the Administrative Agent and the Collateral Agent), as to such matters as any Lender Party may reasonably request, including non-contravention of any indenture, agreement, mortgage, deed of trust or other instrument to which any Borrower Party is a party or by which it is bound or any of its properties are subject (including, but not limited to, any Lease), and Daugherty, Fowler & Peregrin, special FAA counsel to the Borrower Parties, substantially in the form of Exhibit E-2, and, in the case of each opinion required by this subsection, covering such other matters relating to the Borrower Parties, the Loan Documents, the Collateral or the transactions contemplated thereby as any Lender Party shall reasonably request. In addition, the Administrative Agent shall have received legal opinions (except those opinions described in Section 4.03) from special counsel to the relevant Borrower Parties in the jurisdiction where the relevant Pool Aircraft is registered, confirming (subject to customary exceptions and with usual assumptions) that (a) the relevant local law mortgage or other security document (if any) is enforceable against the applicable Lessor Subsidiary and Intermediate Lessee(s) (if any) and creates in favor of the Collateral Agent a valid and duly perfected security interest in the Pool Aircraft, the related Leases and any related Intermediate Leases, subject to no prior Liens of record (except such opinion need not be rendered in respect of any Pool Aircraft where the mortgaging of such Pool Aircraft is not required under subclause (c) of the definition of “Express Perfection Requirements”), (b) the relevant Pool Aircraft is properly registered in such jurisdiction and (c) there are no Liens of record with respect to the relevant Pool Aircraft; provided that for any Pool Aircraft where an opinion covering subclause (a) is not required, the receipt of a local lien search or the equivalent from local counsel in the applicable jurisdiction by the Administrative Agent which evidences subclauses (b) and (c) with respect to the relevant Pool Aircraft shall be sufficient for this Section; provided further that, where applicable, the Borrower shall exercise commercially reasonable efforts to deliver to the Administrative Agent such a local lien search in respect of the applicable Pool Aircraft, as promptly as practicable and in advance of the Effective Date.

(h) The Collateral Agent shall have received UCC Financing Statements from each Grantor, naming such Grantor as debtor, naming the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the applicable Collateral (such UCC Financing Statements to be satisfactory to the Collateral Agent).

(i) The Administrative Agent shall have received such documents and certificates as the Lender Parties or their respective counsel may reasonably request relating to the organization, existence and, if applicable, good standing of the Borrower Parties, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Borrower Parties, the Loan Documents, the Collateral or the transactions contemplated hereby or thereby, all in form and substance satisfactory to the Lender Parties and their counsel.

(j) The Borrower shall have paid all fees and other amounts due and payable to the Lender Parties or other Person in connection with the transactions contemplated under the Loan Documents on or before the Effective Date, including (i) any amounts due under the Fee Letter to any Person; and (ii) all other fees and other amounts due and payable to any other Person pursuant to any other agreement related to the transactions contemplated in the Loan Documents to the extent invoiced in reasonable detail.

(k) The Administrative Agent and the Collateral Agent shall have received the results of a recent Lien, tax and judgment search in each relevant jurisdiction, including without limitation each jurisdiction in which each Borrower Party is organized, each jurisdiction in which each Pool Aircraft is registered, the FAA registry and the International Registry with respect to each Borrower Party and the Collateral, revealing no Liens on any of the assets of any Borrower Party or the Collateral, other than Permitted Liens.

(l) All consents and approvals required to be obtained by the Borrower Parties from any Governmental Authority or other Person in connection with the transactions contemplated by the Loan Documents shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome condition.

(m) The Administrative Agent shall have received a certificate from the Chief Financial Officer or Chief Executive Officer of FLL, in form and substance reasonably satisfactory to it, with respect to the Borrower Parties, taken as a whole, corresponding to the representations in Article 3.

(n) The representations and warranties of the Borrower Parties contained in Article 3 of this Agreement and contained in each other Loan Document shall be true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and an Officer’s Certificate of FLL shall so certify on and as of the Effective Date to the Administrative Agent.

(o) Immediately prior to and immediately after giving effect to the Loans, no Default or Event of Default shall have occurred and be continuing, and an Officer’s Certificate of FLL shall so certify on and as of the Effective Date to the Administrative Agent.

(p) The Administrative Agent shall have received three Appraisals of each PS Pool Aircraft in form and substance satisfactory to it. Such Appraisals shall (i) have been conducted by a Qualified Appraiser prior to the Effective Date and (ii) show that the aggregate Appraised Value of all Pool Aircraft as of the Effective Date is sufficient to cause the Loan-to-Value Ratio to be less than or equal to 62.6%.

(q) The Administrative Agent shall have received a duly completed, executed and delivered LTV Certificate certifying that the aggregate Appraised Value of all Pool Aircraft as of the Effective Date is sufficient to cause the Loan-to-Value Ratio to be less than or equal to 62.6%.

(r) The Administrative Agent shall have received evidence satisfactory to it that (i) each of the Pool Aircraft is Owned by a Lessor Subsidiary as of the Effective Date and (ii) each of the PS Pool Aircraft is Owned by a Borrower Party or an Affiliate of Borrower Party as of the Effective Date.

(s) The Administrative Agent shall have received from each Borrower Party such supplements to the Mortgage, charges, consents, UCC Financing Statements and amendments and other similar instruments, agreements, certificates, documents and opinions of counsel as the Lender Parties may reasonably request, together with evidence to their satisfaction that all necessary actions have been taken, in order to grant the Collateral Agent, for the benefit of the Secured Parties, a first-priority security interest in, and Lien on, the Collateral; provided that, with respect to the Collateral, only the Express Perfection Requirements shall apply.

(t) The Borrower shall have delivered to each Lessee, and the Administrative Agent shall have received copies of, a Lessee Notice (as defined in the Mortgage), executed by the applicable Borrower Party, relating to each lease of each Pool Aircraft.

(u) The Collateral Agent, for the benefit of the Secured Parties, shall have a first priority perfected security interest in the Collateral (subject only to Permitted Liens) (it being understood and agreed that, with respect to each Aircraft Asset and the related Equity Collateral, only the Express Perfection Requirements shall be required to be satisfied.

(v) Each Lender who requests a Note (or the Administrative Agent, on behalf of each such Lender) shall have received a signed original of a Note with respect to its Loan, duly executed by the Borrower.

(w) The Administrative Agent shall have received insurance certificates and broker’s letters of undertaking or other evidence reasonably satisfactory to the Administrative Agent confirming that each Borrower Party maintains, or has caused to be maintained, insurance as required by the Mortgage.

(x) At least 10 days (or such shorter period accepted by the Lenders) prior to the Effective Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “PATRIOT Act”).

(y) The Administrative Agent shall have received evidence that the Indebtedness (other than any Indebtedness permitted pursuant to Section 5.18) of any Borrower Party (or any Affiliate thereof) secured by any Collateral shall have been paid in full.

Promptly after the Effective Date occurs, the Administrative Agent shall notify each other Lender Party and each Borrower Party thereof, and such notice shall be conclusive and binding.

Without limiting the generality of the provisions of Section 8.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 4.02 Release Date. The obligations of the Collateral Agent to release the Aggregate Requested Release Amount from the LTV Securities Account pursuant to a Release Request hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.05):

(a) The Administrative Agent and the Collateral Agent shall have received a duly completed, executed and delivered Release Request.

(b) The Administrative Agent shall have received a duly completed, executed and delivered Borrower Party Request and Assumption Agreement from each Relevant Release Party that is not then a Borrower Party.

(c) The Administrative Agent shall have received an accession instrument (in form and substance satisfactory to the Administrative Agent) to the Intercreditor Agreement executed and delivered by each Relevant Release Party that provided any Intercompany Loan to the Borrower and is not then a party to the Intercreditor Agreement.

(d) The Borrower shall be in compliance with the Loan-to-Value Ratio and the Administrative Agent shall have received a duly completed, executed and delivered LTV Certificate certifying that (i) the aggregate Appraised Value of all Pool Aircraft immediately after giving effect to the release is sufficient to cause the Loan-to-Value Ratio to be less than or equal to 67.5%, and (ii) the Loan-to-Value Ratio (calculated for these purposes using only (x) the Undelivered Pool Aircraft to which the Release relates, in place of all Pool Aircraft and (y) the Aggregate Requested Release Amount, in place of the principal amount of the Loans) is less than or equal to 62.6%.

(e) The Administrative Agent and the Collateral Agent shall have received from each party thereto executed counterparts of any relevant local law mortgages or other security agreement required in order for the Borrower Parties to deliver the certificate required by clause (c) of the definition of “Express Perfection Requirements”.

(f) The Administrative Agent shall have received a duly completed, executed and delivered Officer’s Certificate of FLL as to the matters described in clause (c) of the definition of “Express Perfection Requirements” to the extent of the actions required thereunder.

(g) The Collateral Agent shall have received the following documents or instruments: (i) the relevant Lessor Subsidiary that holds legal title to each Undelivered Pool Aircraft (or is a conditional buyer under a title reservation agreement (within the meaning of the Cape Town Convention)) described in the relevant Release Request and any applicable Intermediate Lessee shall have executed and delivered a Grantor Supplement or Collateral Supplement, as the case may be, (ii) the relevant Person or Persons pledging the Equity Collateral related to each relevant Lessor Subsidiary shall have executed and delivered a Grantor Supplement or Collateral Supplement, as the case may be, in respect of such Equity Collateral and, if such Lessor Subsidiary is organized in Ireland, Bermuda, Australia, Luxembourg, the Cayman Islands or any Other Relevant Jurisdiction, an Irish Charge Over Shares, a Bermuda Share Charge, an Australian Share Charge, a Luxembourg Share Pledge, a Cayman Islands Share Charge or a charge, pledge or equivalent security agreement in such Other Relevant Jurisdiction as applicable, in respect of such Equity Collateral, and (iii) if applicable, the relevant Person pledging the Equity Collateral related to each relevant Intermediate Lessee shall have executed and delivered a Grantor Supplement or Collateral Supplement, as the case may be, in respect of such Equity Collateral and, if any such Intermediate Lessee is organized in Ireland, Bermuda, Australia, Luxembourg, the Cayman Islands or any Other Relevant Jurisdiction, an Irish Charge Over Shares, a Bermuda Share Charge, an Australian Share Charge, a Luxembourg Share Pledge, a Cayman Islands Share Charge or a charge, pledge or equivalent security agreement in such Other Relevant Jurisdiction as applicable, in respect of such Equity Collateral.

(h) The Administrative Agent shall have received legal opinions (except those opinions described in Section 4.03) from special counsel to the Relevant Release Parties in the jurisdiction where the relevant Pool Aircraft is registered, confirming (subject to customary exceptions and with usual assumptions) that (a) the relevant local law mortgage or other security document (if any) is enforceable against the applicable Relevant Release Party and creates in favor of the Collateral Agent a valid and duly perfected security interest in the Pool Aircraft, the related Leases and any related Intermediate Leases, subject to no prior Liens of record (except such opinion need not be rendered in respect of any Pool Aircraft where the mortgaging of such Pool Aircraft is not required under subclause (c) of the definition of “Express Perfection Requirements”), (b) the relevant Pool Aircraft is properly registered in such jurisdiction and (c) there are no Liens of record with respect to the relevant Pool Aircraft; provided that for any Pool Aircraft where an opinion covering subclause (a) is not required, the receipt of a local lien search or the equivalent from local counsel in the applicable jurisdiction by the Administrative Agent which evidences subclauses (b) and (c) with respect to the relevant Pool Aircraft shall be sufficient for this Section; provided further that, where applicable, the Borrower shall exercise commercially reasonable efforts to deliver to the Administrative Agent such a local lien search in respect of the applicable Pool Aircraft, as promptly as practicable and in advance of the applicable Release Date.

(i) The Borrower shall have paid all fees and other amounts due and payable to the Administrative Agent and the Collateral Agent in connection with the transactions contemplated under the Loan Documents on or before the relevant Release Date, including all fees, expenses and other amounts (including the reasonable fees and expenses of legal counsel) due and payable to any other Person pursuant to any other agreement related to the Release Date and the transactions contemplated thereby.

(j) The representations and warranties of the Borrower Parties contained in Article 3 of this Agreement and contained in each other Loan Document shall be true and correct on and as of the relevant Release Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and an Officer’s Certificate of FLL shall so certify on and as of the relevant Release Date to the Administrative Agent.

(k) Immediately prior to and immediately after giving effect to the release of the Aggregate Requested Release Amount, no Default or Event of Default shall have occurred and be continuing, and an Officer’s Certificate of FLL shall so certify on and as of the relevant Release Date to the Administrative Agent.

Without limiting the generality of the provisions of Section 8.03, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 4.03 Post-Effective Date Conditions. With respect to any Pool Aircraft, promptly following the registration or recordation of a local law mortgage or other security document with the relevant local registry or authority (including the FAA), the Servicers will cause special counsel to the relevant Borrower Parties in the jurisdiction where the relevant Pool Aircraft is registered to deliver to the Administrative Agent and the Collateral Agent a favorable opinion or opinions addressed to each of them and each Lender confirming (subject to customary exceptions and with usual assumptions) that the relevant local law mortgage or other security document (if any) is so registered or recorded and enforceable against the applicable Lessor Subsidiary and Intermediate Lessee(s) (if any) and creates in favor of the Collateral Agent a valid and duly perfected security interest in the Pool Aircraft, the related Lease and any related Intermediate Lease, subject to no prior Liens of record (except such opinion need not be rendered in respect of any Pool Aircraft where the mortgaging of such Pool Aircraft is not required under subclause (c) of the definition of “Express Perfection Requirements”).

Section 4.04 Quiet Enjoyment Letters. If requested by the Borrower, the Collateral Agent shall have provided a quiet enjoyment letter (in the reasonable form provided to the Collateral Agent by the Borrower) relating to each Lease of each Pool Aircraft as of the Effective Date.

ARTICLE 5

COVENANTS

Until all the principal of and interest on the Loans and all fees payable hereunder have been paid in full, each relevant Borrower Party covenants and agrees with each Lender Party that:

Section 5.01. Legal Existence and Good Standing. Except as permitted under Section 2.10 or Section 5.17, such Borrower Party shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Borrower Parties; provided, however, that no Borrower Party will be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower Party and that the loss thereof is not disadvantageous in any material respect to the Lenders or the Administrative Agent.

Section 5.02. Protection of Security Interest of the Lenders.

(a) Such Borrower Party shall deliver to the Collateral Agent such additional supplements to the Mortgage, charges, consents and other similar instruments, agreements, certificates, opinions and documents (including UCC Financing Statements and charge documents) as the Collateral Agent or the Administrative Agent may reasonably request to effectuate the terms hereof and under and in accordance with the Security Documents and thereby to:

(i) (A) grant, maintain, protect and evidence security interests in favor of the Collateral Agent, for the benefit of the Secured Parties, and (B) take all actions necessary to perfect security interests in favor of the Collateral Agent in accordance with (1) the laws of the United States, Delaware, Utah, Ireland, Bermuda, the Cayman Islands, Connecticut, Australia Luxembourg and any Other Relevant Jurisdiction (or any instrumentality thereof) (including but not limited to the filing of UCC Financing Statements in the appropriate locations, including the District of Columbia, and appropriate offices and registrations and recordings with the FAA, the Irish Companies Registration Office and the International Registry), (2) the Cape Town Convention, (3) the laws of the jurisdiction of registration of each Pool Aircraft and (4) the laws of any other jurisdiction applicable to such Borrower Party (in the reasonable judgment of the Collateral Agent), in any or all present and future property of each relevant Borrower Party which would constitute Collateral under and in accordance with the terms of the Security Documents prior to the Liens or other interests of any Person, except to the extent Permitted Liens may have priority; and

(ii) otherwise establish, maintain, protect and evidence the rights provided to the Collateral Agent, for the benefit of the Secured Parties, under and in accordance with the terms hereof and of the Security Documents including anything that may be necessary or advisable under (A) the laws of the United States, Delaware, Utah, Ireland, Bermuda, the Cayman Islands, Connecticut, Australia, Luxembourg or any Other Relevant Jurisdiction (or any instrumentality thereof), (B) the Cape Town Convention, (C) the laws of the jurisdiction of registration of each Pool Aircraft and (D) the laws of any other jurisdiction applicable to the Borrower Party (in the judgment of the Collateral Agent); provided, however, that, with respect to the security interest in any Collateral, only the Express Perfection Requirements shall apply.

(b) No Borrower Party shall change its name, identity or corporate structure (within the meaning of Article 9 of the UCC) unless such Borrower Party shall have given the Collateral Agent at least thirty (30) days’ prior written notice thereof; provided that, upon the Collateral Agent’s request in any case in which, in the Collateral Agent’s reasonable opinion, such change of name, identity or corporate structure would or could make the Mortgage, the other Security Documents, any filings or registrations or any financing statement or continuation statement filed pursuant to the terms hereof or any other Loan Documents misleading within the meaning of Section 9-402(7) of the UCC or any other applicable law, such Borrower Party shall promptly file appropriate amendments to all previously made filings or registrations and all previously filed financing statements and continuation statements.

(c) Each Borrower Party shall give the Collateral Agent at least thirty (30) days’ prior written notice of any change of such Borrower Party’s jurisdiction of incorporation.

(d) Each Borrower Party shall furnish to the Collateral Agent from time to time such statements and schedules further identifying and describing the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(e) Australian PPSA. If the Collateral Agent determines that a Loan Document (or a transaction in connection with it) is or contains a security interest for the purposes of the Australian PPSA, the relevant Borrower Party and/or Guarantor Party agrees upon the reasonable request of the Collateral Agent, to take all actions necessary (such as obtaining consents, signing and producing documents, getting documents completed and signed and supplying information) which the Administrative Agent asks and considers necessary for the purposes of:

(i) ensuring that the security interest is enforceable, perfected (including, where possible, by control in addition to registration) and otherwise effective; or

(ii) enabling the Collateral Agent to apply for any registration, or give any notification, in connection with the security interest so that the security interest has the priority required by the Collateral Agent; or

(iii) enabling the Collateral Agent to exercise rights in connection with the security interest.

Section 5.03. Ownership, Operation and Leasing of Pool Aircraft. No Borrower Party shall:

(a) other than in connection with a sale, transfer or other disposition permitted under Section 5.04, permit any Person other than a Borrower Party or a Guarantor Party (except to the extent of the Local Requirements Exception) to own beneficially any Pool Aircraft, nor permit any Person other than a Lessor Subsidiary (except to the extent of the Local Requirements Exception) to hold title to any Pool Aircraft;

(b) other than in connection with a sale, transfer or other disposition permitted under Section 5.04, permit any Person other than a Borrower Party (except to the extent of the Local Requirements Exception) to hold any portion of the Equity Interest in any Intermediate Lessee or any Lessor Subsidiary;

(c) enforce or amend, replace or waive any term of, or otherwise modify, any Lease with respect to any Pool Aircraft in a manner other than in a manner consistent with Leasing Company Practice; and

(d) amend, vary, modify or supplement or waive any term of, the Servicing Agreement that relates to the performance (but not in any case with respect to any compensation or fees related to such performance) of the “Services” (as defined therein) without the prior written consent of the Administrative Agent.

Section 5.04. Limitation on Disposition of Aircraft and Equity Collateral. Except as expressly provided in Section 2.10(a), no Borrower Party shall sell, transfer or otherwise dispose of any Pool Aircraft. Except as provided in Section 2.10(d) or (f), no Borrower Party shall sell, transfer or otherwise dispose of any of its Equity Interest in any Intermediate Lessee or any Lessor Subsidiary.

Section 5.05. Payment of Taxes or Other Claims. Each Borrower Party will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon such Borrower Party or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of such Borrower Party or any of its Subsidiaries; provided, however, that such Borrower Party shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 5.06. Representations Regarding Operation. No Borrower Party shall represent or hold out, or consent to any Lessee to represent or hold out, any Lender Party as (i) the owner or lessor of any PS Pool Aircraft, (ii) carrying goods or passengers on any PS Pool Aircraft or (iii) being in any way responsible for any operation of carriage (whether for hire or reward or gratuitously) with respect to any PS Pool Aircraft.

Section 5.07. Compliance with Laws, Etc. Each Borrower Party shall comply in all material respects with all Requirements of Law (including ERISA or any laws applicable to any Foreign Plan), rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges is caused by a Third Party Event (and only for so long as the Borrower and the applicable Borrower Party are complying with the requirements of the proviso to the last paragraph of Section 2.16(a) of the Mortgage) or would not materially adversely affect the Collateral, the collectability of monies owed under the Leases or the ability of such Borrower Party to perform its obligations under the Loan Documents.

Without limiting the foregoing, each Borrower Party shall obtain all governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required to be obtained by it in connection with the Loan Documents and for the Pool Aircraft Owned or leased by it, including a current certificate of airworthiness for each Pool Aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of such Pool Aircraft) unless such Pool Aircraft is not subject to a Lease or is undergoing maintenance or modification or would not materially adversely affect the Collateral, the collectability of monies owed under the Leases or the ability of such Borrower Party to perform its obligations under the Loan Documents, in which case all appropriate governmental (including regulatory) registrations, certificates, licenses, permits and authorizations shall be maintained.

Section 5.08. Notice of Adverse Claim or Loss. Each Borrower Party shall notify the Administrative Agent (who shall then promptly notify the Lender Parties) promptly after a responsible officer of the Borrower obtains knowledge thereof, in writing and in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Collateral (other than Permitted Liens), (ii) of the occurrence of any event which would have a material adverse effect on the assignments and security interests granted by the Borrower Parties under any Loan Document, (iii) of any loss, theft, damage, or destruction to any Pool Aircraft if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed the greater of the damage notification threshold under the relevant Lease and $5,000,000; and (iv) as soon as such Borrower Party becomes aware of any settlement offer received by such Borrower Party with respect to any claim of damage or loss in excess of $10,000,000 with respect to a Pool Aircraft.

Section 5.09. Reporting Requirements.

(a) FLL shall furnish, or cause to be furnished, to the Administrative Agent:

(i) (unless FLL is a public reporting company and the following are available on its website at www.flyleasing.com within the specified 90 day time period) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the audited consolidated financial statements, prepared in accordance with GAAP or IFRS, for such year of FLL and its consolidated subsidiaries, certified by any firm of nationally recognized independent certified public accountants (which financial statements shall be unqualified as to going concern and scope of audit);

(ii) (unless FLL is a public reporting company and the following are available on its website at www.flyleasing.com within the specified 60 day time period) as soon as available and in any event within 60 days after the end of each of the first three quarters of each Fiscal Year, with respect to FLL and its consolidated subsidiaries, unaudited consolidated balance sheets as of the end of such quarter and as at the end of the previous Fiscal Year, and consolidated statements of income for such quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter prepared in accordance with GAAP or IFRS, certified by the officer in charge of financial matters of FLL identifying such balance sheets or statements as being the balance sheets or statements of FLL described in this paragraph (ii) and stating that the information set forth therein fairly presents the consolidated financial condition of FLL and its consolidated subsidiaries as of the last day of such quarter of such Fiscal Year in conformity with GAAP or IFRS, subject to year-end adjustments and omissions of footnotes and subject to the auditors’ yearend report;

(iii) concurrently with each delivery of financial statements under clause (i) or (ii) above (or its financial statements becoming publicly available as provided above), an Officer’s Certificate of FLL (A) certifying as to whether to his or her knowledge an Event of Default has occurred and is continuing and, if an Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (B) stating whether any change in GAAP or IFRS (as applicable) or in the application thereof has occurred since the date of FLL’s most recent audited financial statements referred to in Section 3.04 or delivered pursuant to this Section and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(iv) as soon as possible and in any event within two (2) Business Days after he or she obtains knowledge of the occurrence and continuance of a Default or an Event of Default (including, for the avoidance of doubt, by receipt of a notice of any default under any Material Indebtedness which with the passing of time or giving of notice or otherwise could reasonably be expected to lead to an Event of Default under Article 6(f)), an Officer’s Certificate of FLL setting forth complete details of such Default or Event of Default, and the action, if any, which the Borrower Parties have taken or propose to take with respect thereto;

(v) promptly, from time to time, subject to applicable confidentiality restrictions such other information, documents, Records or reports respecting the Pool Aircraft, the Leases, the Aircraft Assets or the condition or operations, financial or otherwise, of the Borrower Parties or any of their Subsidiaries which are reasonably available to it and which the Administrative Agent may, from time to time, reasonably request;

(vi) prompt written notice of the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the performance of any Borrower Party’s obligations hereunder or under any other Loan Document, or invalidating, or having the effect of invalidating, any provision of this Agreement, or any other Loan Document, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint, in each case, of which a responsible officer has knowledge;

(vii) on or prior to each LTV Determination Date, an Officer’s Certificate of FLL in substantially the form of Exhibit I (an “LTV Certificate”) setting forth in detail reasonably satisfactory to the Administrative Agent (i) computations of the Loan-to-Value Ratio as of such LTV Determination Date, (ii) if applicable, the LTV Cure that was or will be, as applicable, undertaken by the Borrower pursuant to Section 5.16 (including, if applicable, the Non-Pool Aircraft that the Borrower has added or will add to the Designated Pool to effectuate such LTV Cure) and (iii) a complete list of all PS Pool Aircraft comprising the Designated Pool (which such list will reference whether an Aircraft is a Pool Aircraft or an Undelivered Pool Aircraft separately) as of such LTV Determination Date (which list shall replace Schedule 3.17(a) hereto upon delivery of such LTV Certificate), together with three Appraisals, each conducted by a Qualified Appraiser, in substance reasonably satisfactory to the Administrative Agent, of any Aircraft added (or being proposed to be added pursuant to an LTV Cure) to the Designated Pool since the immediately preceding LTV Determination Date; provided, however, no Aircraft may be removed from Schedule 3.17(a) (and any such removal shall be ineffective) unless the Borrower shall be in compliance with Section 5.16;

(viii) as soon as is available and in any case within ten Business Days after the Appraisal Date, three Appraisals of each Pool Aircraft from Qualified Appraisers and, at any time during the continuance of an Event of Default, at the request of the Administrative Agent or the Syndication Agent, Appraisals of the Pool Aircraft specified in such request from Qualified Appraisers. Each Appraisal shall be conducted (i) by a Qualified Appraiser, (ii) at the sole cost and expense of the Borrower and (iii) no more than thirty (30) days prior to the date such Appraisal is furnished;

(ix) promptly upon the occurrence of (i) any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or (ii) any event (other than an event occurring in the ordinary course) that, alone or together with any other such events that have occurred, could reasonably be expected to result in liability in respect of a Foreign Plan that would have a Material Adverse Effect, notification of the occurrence of such event and the proposed action to be taken by the relevant Borrower Parties with respect thereto; and

(x) as soon as reasonably practicable following request by the Administrative Agent provide the Administrative Agent with duly executed copies of any Hedging Agreements entered into.

(b) The Lender Parties are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to any other Lender Party, to any Government Authority having jurisdiction over any such Person or any Borrower Party pursuant to any written request therefor or in the ordinary course of examination of loan files, to any rating agency in connection with their respective ratings of commercial paper issued by the Lenders or to any other Person who shall acquire or consider the assignment of, or acquisition of any interest in, any Obligation permitted by this Agreement; provided that such Person (not including any Government Authority or any rating agency) agrees in writing to the confidentiality provisions set forth in Section 9.17.

(c) Documents required to be delivered pursuant to this Section 5.09 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which FLL posts such documents, or provides a link thereto on FLL’s website on the Internet at a website address provided to the Administrative Agent; or (ii) on which such documents are posted on FLL’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent, in accordance with (d) below); provided that: (i) FLL shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests FLL to deliver such paper copies and (ii) the FLL shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance FLL shall be required to provide paper copies of the certificates required by Section 5.09(a)(iv) to the Administrative Agent. Except for the items in subsections (iv) and (vii) of 5.09(a), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by FLL with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(d) Each Borrower Party shall provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the payment of any principal or other amount due under the Loan Documents prior to the scheduled date therefor, (ii) provides notice of any default or event of default under any Loan Document, or (iii) is required to be delivered to satisfy any condition precedent to the effectiveness of any Loan Document and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, each Borrower Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

FLL hereby acknowledges that (a) the Administrative Agent and/or an Arranger Entity will make available to the Lenders information provided by or on behalf of FLL hereunder, including the Communications, (collectively, “FLL Materials”) by posting the FLL Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive non-public information with respect to FLL or the other Borrower Parties that is material to Persons (other than the Lenders and their participants) who may be engaged in investment and other market-related activities with respect to such Persons’ securities. FLL hereby agrees that it will use commercially reasonable efforts to identify that portion of the FLL Materials that may be distributed to the Public Lenders and that (w) all such FLL Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking FLL Materials “PUBLIC”, FLL shall be deemed to have authorized the Administrative Agent, any Arranger Entity and the Lenders to treat such FLL Materials as not containing any non-public information (although it may be sensitive and proprietary) with respect to FLL or the other Borrower Parties that is material to Persons (other than the Lenders and their participants) engaged in investment and other market-related activities with respect to such Persons’ securities for purposes of United States federal and state securities laws (provided, however, that to the extent such FLL Materials constitute Information, they shall be treated as set forth in Section 9.17); (y) all FLL Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and an Arranger Entity shall be entitled to treat any FLL Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 5.10. Limitation on Transactions with Affiliates. No Borrower Party shall enter into, renew or extend any transaction after the date hereof (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of such Borrower Party (other than any of its Subsidiaries), except (a) upon terms no less favorable to such Borrower Party than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate and pursuant to enforceable agreements, or (b) with the approval of a majority of the independent directors on the board of directors of FLL; provided that this Section 5.10 shall not apply to (i) any payment of reasonable and customary fees, reimbursements of expenses (pursuant to indemnity arrangements or otherwise) and indemnities provided to or on behalf of any Borrower Party’s officers, directors, employees or consultants, (ii) any servicing and/or management agreements or arrangements in effect on the date hereof or any amendment, modification or supplement to such servicing and/or management agreements or arrangements or replacement thereof or any substantially similar servicing and/or management agreement or arrangement entered into after the date hereof, or (iii) any Intercompany Loans entered into after the date hereof by any Borrower Party or Guarantor Party.

Section 5.11. Inspections. Not more frequently than one time per calendar year (unless an Event of Default shall have occurred and be continuing), the Administrative Agent, or its agents or representatives, may, upon reasonable notice and during regular business hours, at the Borrower Party’s expense, which notice shall in no event be less than five Business Days (except if an Event of Default shall have occurred and be continuing), as requested by the Administrative Agent, (i) examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of any Borrower Party and (ii) visit the offices and properties of any Borrower Party, for the purpose of examining such materials described in clause (i) above, and discussing matters relating to the Collateral or any Borrower Party’s performance under the Loan Documents or under the Leases with any appropriate officers or employees of any Borrower Party, having knowledge of such matters.

Section 5.12. Use of Proceeds; Margin Regulations. The proceeds of the Loans will be used solely (a) to pay all Indebtedness (other than as permitted by Section 5.18) of each Borrower Party secured by the Collateral (including each of the Pool Aircraft, the other Aircraft Assets and the Equity Collateral), (b) to pay interest, fees and expenses payable on such indebtedness or payable hereunder and (c) for general corporate purposes. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X.

Section 5.13. Insurance. Each Borrower Party shall maintain or cause to be maintained insurance covering such risks, and in such amounts as specified in Section 2.17 and Schedule V of the Mortgage.

Section 5.14. UNSC, EU and United States Sanctions and Export Restrictions. No Borrower Party shall, nor shall it permit or cause any of its Subsidiaries to, directly or through a Subsidiary, lease, sell, purchase or own an aircraft, to any Person to which the export and/or use of such aircraft or engine is not permitted (including by reason of such Person’s location), or would not be permitted if the Borrower Party’s transaction were governed by the laws of the United States, under (A) any UNSC sanctions or export restrictions, (B) any EU sanctions or export restrictions, (C) any sanctions administered or enforced by OFAC, (D) the Export Administration Regulations administered by the Bureau of Industry and Security of the U.S. Commerce Department, (E) the International Traffic in Arms Regulations administered by the Directorate of Defense Trade Controls of the U.S. Department of State, or (F) any subsequent sanctions, regulations or orders, the effect of which prohibits or restricts the export and/or use of aircraft to such country or such Person, after giving effect in each case to applicable licenses and other exemptions. Each Borrower Party shall, and shall cause any of its Subsidiaries to, deliver to the Lenders any certification or other evidence reasonably requested from time to time by the Lenders, confirming its compliance with this Section 5.14.

Section 5.15. Sanctions. (a) No Borrower Party shall, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available any funds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of any Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Lender Party participating in the Loans, whether as lender, borrower, advisor or otherwise.

(b) No Borrower Party shall permit any Pool Aircraft (i) to be registered in, or operated by any Lessee domiciled in, or organized under the laws of, a Prohibited Country or (ii) to be operated by any Lessee under a Lease if the existence of such Lease would cause any Borrower Party to be in violation of Section 5.14 or this Section 5.15, otherwise in violation of any Sanctions, or in violation of any Requirement of Law relating to money laundering, including the Bank Secrecy Act, as amended by the PATRIOT Act, or any implementing regulations thereunder.

Section 5.16. Loan-to-Value Ratio; Average Age.

(a) The Borrower will not permit (i) the Loan-to-Value Ratio on any LTV Determination Date to exceed 67.5% and (ii) the Average Age immediately following any addition to, removal from, or substitution of any Pool Aircraft included in the Designated Pool to exceed the age that is equal to the sum of (x) the Average Age on the Effective Date, plus (y) the amount of time elapsed since the Effective Date, plus (z) 12 months.

(b) The Loan-to-Value Ratio shall be tested on the Effective Date, each Release Date, each Proposed Release Date, each Payment Date beginning on the second Payment Date, upon the sale or removal of any Pool Aircraft from the Designated Pool in accordance with Section 2.10, upon the substitution of a Non-Pool Aircraft for a Pool Aircraft or prepayment under Section 2.06, upon the release of any LTV Cash Collateral from the LTV Securities Account to the Borrower pursuant to Section 2.12, upon an Event of Loss and upon a Specified Representation Deficiency in accordance with Section 2.10(g) (each such date, a “LTV Determination Date”).

(c) In the event that the Loan-to-Value Ratio as of any LTV Determination Date is or will be (as applicable in accordance with Section 5.16(d)), after giving effect to any sale, removal or substitution of any Pool Aircraft and any related release of Equity Collateral or other event or circumstance referred to in Section 5.16(b) above, greater than that permitted pursuant to Section 5.16(a) above, the Borrower shall be required, in any combination, to (i) prepay all or a portion of the principal amount of the Loans by deposit into the Paying Agent’s Account, (ii) add Non-Pool Aircraft and any related Equity Collateral, and/or (iii) provide additional cash and/or Investment Securities to the Collateral Agent by deposit into the LTV Securities Account (provided that the aggregate amount of LTV Cash Collateral in the LTV Securities Account, after giving effect to the action taken pursuant to this Section 5.16(c)(iii), shall not exceed $25,000,000), in each case such that the Designated Pool shall be in compliance with Section 5.16(a) after giving pro forma effect to such addition or other action (each of (i), (ii) and (iii), an “LTV Cure”), in an aggregate amount sufficient to cause the Loan-to-Value Ratio, after giving pro forma effect to any LTV Cure, to satisfy the requirements of Section 5.16(a) as of such LTV Determination Date.

(d) The Borrower shall complete the applicable LTV Cure(s) (i) in connection with any LTV Determination Date relating to the sale, substitution or removal of any Pool Aircraft, or that is the Effective Date, on or prior to the LTV Determination Date, and (ii) after any other LTV Determination Date, (A) with respect to any LTV Cure consisting of prepayment of the Loans and/or providing additional cash and/or Investment Securities to the Collateral Agent by deposit into the LTV Securities Account, within three Business Days following the delivery of such LTV Certificate and (B) with respect to any other LTV Cure, within 45 days (or within 120 days in the case of an LTV Cure resulting from an Event of Loss or Specified Representation Deficiency) following the delivery of such LTV Certificate.

(e) If the Borrower shall have provided LTV Cash Collateral pursuant to Section 5.16(c)(iii) (the “Temporary LTV Cash Collateral”), it shall within 120 days after providing such Temporary LTV Cash Collateral either (x) prepay all or a portion of the principal amount of the Loans by deposit of such Temporary LTV Cash Collateral into the Paying Agent’s Account or (y) add Non-Pool Aircraft and any related Collateral, to cause the Loan-to-Value Ratio, calculated to exclude such Temporary Cash Collateral, not to be greater than 67.5%.

Section 5.17. Mergers, Consolidations and Sales of Assets. (a) FLL shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and FLL shall not permit any Person to consolidate with or merge into FLL or convey, transfer or lease its properties and assets substantially as an entirety to FLL, unless:

(i) in case FLL shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which FLL is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of FLL substantially as an entirety shall be a corporation, company, partnership or trust, shall be organized and validly existing under the laws of the Cayman Islands, Bermuda, Luxembourg, the Netherlands, Ireland, the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an amendment hereto, executed and delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, the due and punctual payment of the principal of (and premium, if any) and interest on all the Loans and the performance of every covenant of this Credit Agreement and the other Loan Documents on the part of FLL to be performed or observed;

(ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(iii) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, any properties or assets of FLL would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted under Sections 5.02 and 5.03, FLL or such successor Person shall take such steps as shall be necessary effectively to (A) restore (if adversely affected) a first priority perfected security interest in the Collateral for the benefit of the Collateral Agent (on behalf of the Secured Parties) in accordance with the requirements of the Loan Documents and (B) otherwise secure the Obligations equally and ratably with (or, at the option of FLL, prior to) all indebtedness secured thereby; and

(iv) FLL has delivered to the Administrative Agent an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if any amendment is required in connection with such transaction, such amendment comply with this Section 5.17 and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Upon any consolidation by FLL with or merger by FLL into any other Person or any conveyance, transfer or lease of the properties and assets of FLL substantially as an entirety in accordance with clause (a), the successor Person formed by such consolidation or into which FLL is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, FLL under the Loan Documents with the same effect as if such successor Person had been named as a Borrower Party herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Loan Documents.

Section 5.18 Limitation on Indebtedness. No Pledged Equity Party may incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future, any Indebtedness other than (i) Indebtedness under the Loan Documents; (ii) in the case of the relevant Pledged Equity Parties, Indebtedness secured by a Lien permitted under clause (r) of the definition of Permitted Liens; (iii) in the case of the Borrower, Intercompany Loans; provided that, no such Intercompany Loan shall be permitted unless such Indebtedness has been subordinated to the Obligations and the Junior Lien Obligations pursuant to the terms of the Intercreditor Agreement; (iv) Leases and obligations to Lessees, trustees and others under the Leases, trust agreements and other documents related thereto, including any Indebtedness owed to any Lessee under any such agreement or the Lease with respect to maintenance contributions, redelivery condition adjustment payments or any other obligation of any Pledged Equity Party to a Lessee; (v) Indebtedness required in connection with repossession of an Aircraft or any Engine (as defined in the Mortgage); (vi) Indebtedness in favor of the issuer of a surety, letter of credit or similar instrument to be obtained by any Pledged Equity Party in connection with the repossession or detention of an Aircraft or other enforcement action under a Lease; and (vii) in the case of the Borrower, Hedge Agreements.

Section 5.19. Limitation on Business Activity. (a) Each Pledged Equity Party (but with respect to the Borrower, solely with respect to the following clause (ii)) shall maintain its existence as a separate corporation, company, trust or other Person for the sole purpose of (i) owning, leasing and disposing of the Pool Aircraft and activities incidental thereto and (ii) holding and disposing of the assets contemplated to be held hereunder and entering into the Loan Documents and the transactions contemplated thereby and activities incidental thereto. Each Pledged Equity Party shall maintain certain policies and procedures relating to its separateness, including, (x) maintaining its own books and records (other than any Pledged Equity Party which is a trust) and maintaining its assets and liabilities in such a manner that it is not difficult to segregate, identify or ascertain such assets and liabilities from those of any other Borrower Party and any other Person, and (y) holding itself out to creditors and the public as a legal entity (other than any trust) separate and distinct from other Borrower Parties and any other Person (except for consolidated tax returns, financial statements and similar reports). No Pledged Equity Party shall merge or consolidate into another Person.

Section 5.20. Requirements Following Additions to Designated Pool. (a) The Borrower shall exercise commercially reasonable efforts to deliver to the Collateral Agent a Lessee Acknowledgement (as defined in the Mortgage) executed by the Lessee of each Pool Aircraft, as promptly as practicable but in any event within 120 days of becoming a Pool Aircraft; provided that, if a Lessee Acknowledgment in respect of a Lessee cannot be procured after the relevant Borrower Parties have exercised commercially reasonable efforts, then such Lessee Acknowledgement from such Lessee shall not be required; provided, however, that in such instance, the relevant Borrower Parties shall be required to provide to the Administrative Agent the insurance certificates and broker’s letters of undertaking or other evidence reasonably satisfactory to the Administrative Agent that the Collateral Agent has been named as “loss payee” (or a “contract party” with respect to AVN67B) ) in respect of the relevant hull insurance, and the Collateral Agent and the Administrative Agent have been named as “additional insured” in respect of the relevant liability insurance, respectively, obtained by such Lessee in respect of the relevant Pool Aircraft.

(b) Required Cape Town Registrations with respect to International Interests in Leases that are not registered on the International Registry as of the date an Aircraft is added to the Designated Pool shall be made as promptly as practicable, but in any event no later than 120 days after such date.

Section 5.21. Credit Rating. FLL shall maintain a corporate family rating from Moody’s and a corporate credit rating from S&P so long as the applicable rating service remains in the business of providing corporate ratings for non-U.S.-Persons; provided that, in the event (i) either Moody’s or S&P is no longer in the business of providing ratings for Persons, the Administrative Agent and FLL shall negotiate in good faith to select an alternative rating service (if such rating service is available) to provide such a rating for FLL, or (ii) both Moody’s and S&P are no longer in the business of providing ratings for Persons, FLL shall appoint an alternative rating service (with the prior approval of the Required Lenders) to provide such a rating for FLL.

ARTICLE 6

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any installment of the principal of the Loans when the same shall become due;

(b) the Borrower shall fail to pay when due any interest on the Loans and such failure shall continue unremedied for a period of three Business Days, or the Borrower shall fail to pay when due any fee or other amount (except an amount referred to in clause (a) above) payable under any Loan Document, and such failure shall continue unremedied for a period of seven Business Days after demand upon or other notice to such Borrower;

(c) any representation, warranty or certification made or deemed made by or on behalf of any Borrower Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made and the adverse effect thereof, if capable of being remedied, shall continue unremedied for a period of 30 days after the date on which the applicable Borrower Party shall have received written notice thereof from any Lender Party;

(d) any Borrower Party shall fail to observe or perform any covenant or agreement contained in Sections 5.01, 5.04, 5.13, 5.16(a)(ii), 5.16(d) or 5.17;

(e) any Borrower Party shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) above), and such failure shall continue unremedied for a period of 60 days (or, if FLL failed to give notice of such noncompliance or nonperformance pursuant to Section 5.09(a)(iv) within two Business Days after obtaining knowledge thereof, 60 days minus the number of days elapsed between the date FLL obtained such knowledge and the date FLL gives the notice pursuant to Section 5.09(a)(iv), but in no event less than two Business Days) after notice thereof from any Lender Party to FLL (which notice will be given by the Administrative Agent at the request of the Required Lenders);

(f) default under any mortgage, indenture or instrument under which there is issued, or which secures or evidences, any Material Indebtedness of the Borrower or any other Borrower Party now existing or hereinafter created, which default shall constitute a failure to pay any amount in excess of $50,000,000 of principal of or interest on such Material Indebtedness when due and payable (other than as a result of acceleration), after expiration of any applicable grace period with respect thereto, or shall have resulted in an aggregate principal amount in excess of $50,000,000 of any Material Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of forty-five (45) days after there has been given a written notice to the Borrower by the Administrative Agent or to the Borrower and the Administrative Agent by the Lenders of at least 25% in outstanding principal amount of the Loans, specifying such default with respect to the other indebtedness and requiring such Borrower Party to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a notice of an Event of Default hereunder; provided, however, that there shall be excluded in each case Material Indebtedness in respect of which (i) the Person to whom that Material Indebtedness is owed has agreed to limit its recourse to particular assets or (ii) the applicable Borrower Party is disputing such default in good faith, and in respect of which reasonable details of such dispute have been provided to the Administrative Agent but only if (x) reserves required by IAS have been provided for the payment of such Material Indebtedness and (y) no enforcement action of any kind has been taken against any Borrower Party in respect of such default;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower Party or its debts, or of a substantial part of its assets, under any applicable Federal, state or other bankruptcy (faillite), insolvency, judicial liquidation (liquidation judiciaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (action pauliana) receivership, examinership or similar law (including under the laws of Ireland, Bermuda, Australia, the Cayman Islands and Luxembourg) now or hereafter in effect or (ii) the appointment of a receiver, examiner, trustee, custodian, sequestrator, conservator, commissaire, commissaire surveillant, juge-commissaire, liquidateur, curateur or similar official (including under the laws of Ireland, Bermuda, Australia the Cayman Islands and Luxembourg) for any Borrower Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) any Borrower Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, examination or other relief under any Federal, state or other bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, examiner, trustee, custodian, sequestrator, conservator or similar official for any Borrower Party or for a substantial part of its respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) have its board of directors (or in respect of the Borrower, its Board of Managers) vote to approve any action for the purpose of effecting any of the foregoing;

(i) any Borrower Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j) one or more judgments for the payment of money in an aggregate amount exceeding $50,000,000 shall be rendered against the Borrower Parties taken as a whole and shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any asset of any Borrower Party to enforce any such judgment;

(k) any Lien purported to be created under any Security Document shall be asserted by any Borrower Party not to be, a valid and perfected Lien on any Collateral with the same priority as and to the extent provided for under the applicable Security Documents except as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents; provided, however that if and to the extent that the failure of any such Lien to be a valid and perfected Lien also constitutes a Specified Representation Deficiency, such Specified Representation Deficiency shall not constitute an Event of Default if and for so long as the relevant Borrower Party is taking all action that it is required to comply with following the occurrence of a Specified Representation Deficiency in accordance with this Agreement;

(l) either (i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect or (ii) any other event (other than an event occurring in the ordinary course) shall have occurred with respect to a Foreign Plan that, in the opinion of the Required Lenders, when taken together with all other such events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

then, and in every such event (except an event with respect to any Borrower Party described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, (i) if such notice shall have been delivered prior to the making of the Loans, declare the Commitments to be terminated or (ii) if such notice shall have been delivered after the making of the Loans, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower; and in the case of any event with respect to any Borrower Party described in clause (g) or (h) above, (1) if such event shall have occurred prior to the making of the Loans, the Commitments shall automatically be terminated and (2) if such event shall have occurred after the making of the Loans, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower Parties accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower Parties.

ARTICLE 7

GUARANTY

Section 7.01. Guaranty. Subject to Section 7.10, each of the Borrower Parties (other than the Borrower), hereby guarantees the punctual payment upon the expiration of any applicable remedial period, whether at scheduled maturity or by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any other applicable law (including under the laws of Ireland, Australia, the Cayman Islands, Bermuda and Luxembourg)), of all of its Guaranteed Obligations (each Borrower Party (other than the Borrower), in its capacity as guarantor under this Article 7, together with each other Person that becomes a Guarantor Party from time to time by executing a Guarantor Party Request and Assumption Agreement, a “Guarantor Party”). Subject to Section 7.10, without limiting the generality of the foregoing, the liability of each Guarantor Party shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Borrower Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, examination or similar proceeding involving such Borrower Party.

Section 7.02. Contribution. Subject to Section 7.03, each Guarantor Party hereby unconditionally agrees that in the event any payment shall be required to be made to any Secured Party under this Article 7, such Guarantor Party in its capacity as such will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor Party so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

Section 7.03. Guaranty Absolute. Subject to Section 7.10, each Guarantor Party guarantees that its Guaranteed Obligations will be paid in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor Party under or in respect of this Article 7 are independent of the Guaranteed Obligations or any other Obligations of any other Borrower Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor Party to enforce this Article 7, irrespective of whether any action is brought against any other Borrower Party or whether any other Borrower Party is joined in any such action or actions. Subject to Section 7.10, the liability of each Guarantor Party under this Article 7 shall be irrevocable, absolute and unconditional, and each Guarantor Party hereby irrevocably waives any defenses (other than payment in full of the Guaranteed Obligations) it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of its Guaranteed Obligations or any other Obligations of any other Borrower Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in its Guaranteed Obligations resulting from the extension of additional credit to any Borrower Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of security interest in or Lien on any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of its Guaranteed Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of its Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of its Guaranteed Obligations or any other Secured Obligations of any Borrower Party under the Loan Documents or any other assets of any Borrower Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Borrower Party or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to any Borrower Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower Party now or hereafter known to such Secured Party (each Guarantor Party waiving any duty on the part of the Secured Parties to disclose such information);

(g) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to its Guaranteed Obligations; or

(h) any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Borrower Party or any guarantor or surety other than satisfaction in full of the Obligations.

This Article 7 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of such Guarantor Party’s Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower Party or otherwise, all as though such payment had not been made.

In furtherance of the foregoing and without limiting the generality thereof, each Guarantor Party agrees as follows:

(a) the obligation pursuant to this Article 7 is a guaranty of payment when due and not of collectability, and is a primary obligation of each Guarantor Party and not merely a contract of surety;

(b) the Administrative Agent may enforce the Guaranteed Obligations upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Borrower Party and any Secured Party with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor Party hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor Party) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor Party whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;

(d) payment by any Guarantor Party of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor Party’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor Party’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor Party from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor Party, limit, affect, modify or abridge any other Guarantor Party’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor Party’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor Party) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or the applicable Hedge Agreement and any Security Document including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor Party against any other creditor or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents or any Hedge Agreements; and

(f) this Article 7 and the obligations of Guarantor Parties hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor Party shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or any Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of any Borrower Party and any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which any Borrower Party may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor Party as an obligor in respect of the Guaranteed Obligations.

Section 7.04. Waiver and Acknowledgments. (i) Each Guarantor Party hereby waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of its Guaranteed Obligations and this Article 7 and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower Party or any other Person or any Collateral.

(a) Each Guarantor Party hereby unconditionally and irrevocably waives any right to revoke this Article 7 and acknowledges that this Article 7 is continuing in nature and applies to all of its Guaranteed Obligations, whether existing now or in the future.

(b) Each Guarantor Party hereby unconditionally and irrevocably waives any defense (i) arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor Party or other rights of such Guarantor Party to proceed against any of the other Borrower Parties, any other guarantor or any other Person or any Collateral; (ii) based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor Party under this Article 7; (iii) arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower Party including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower Party from any cause other than payment in full of the Guaranteed Obligations; (iv) based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (v) based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (vi) based on any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder; (vii) based on the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof; (viii) based on promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; and (ix) or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

(c) Each Guarantor Party hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor Party any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower Party or any of its Subsidiaries now or hereafter known by such Secured Party.

(d) Each Guarantor Party acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Article 7 are knowingly made in contemplation of such benefits.

Section 7.05. Subrogation. Each Guarantor Party hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Borrower Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor Party’s Guaranteed Obligations under or in respect of any Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any other Borrower Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Borrower Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of such Guarantor Party’s Guaranteed Obligations and all other amounts payable under this Article 7 shall have been paid in full in cash, it being understood that payments in respect of inter-company advances exclusively among the Borrower Parties in the ordinary course of business are not prohibited under this Section 7.05 unless an Event of Default has occurred and is continuing. If any amount shall be paid to any Guarantor Party in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article 7, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor Party and shall forthwith be paid or delivered to the Lender in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to such Guarantor Party’s Guaranteed Obligations and all other amounts payable by it under this Article 7, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any of such Guarantor Party’s Guaranteed Obligations or other amounts payable by it under this Article 7 thereafter arising. If all of the Guaranteed Obligations and all other amounts payable under this Article 7 shall have been paid in full in cash, the Secured Parties will, at any Guarantor Party’s request and expense, execute and deliver to such Guarantor Party appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor Party of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor Party pursuant to this Article 7.

Section 7.06. Payment Free and Clear of Taxes. Any and all payments by any Guarantor Party under this Article 7 shall be made in accordance with the provisions of this Agreement as though such payments were made by the Borrower, including the provisions of Section 2.08 (and such Guarantor Party shall make such payments of Taxes or Other Taxes to the extent described in Section 2.08 as if references therein to the Borrower were references to such Guarantor Party).

Section 7.07. No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.08. Continuing Guaranty. This Article 7 is a continuing guaranty and shall (a) remain in full force and effect until the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article 7, and (b) inure to the benefit of and be enforceable by the Secured Parties and their permitted successors, transferees and assigns. No Guarantor Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent.

Section 7.09. Subordination of Certain Intercompany Indebtedness. Each Guarantor Party hereby agrees that any obligations owed to it by another Borrower Party shall be subordinated to the Obligations of such Guarantor Party and that any indebtedness owed to it by another Borrower Party shall be subordinated to the Obligations of such other Borrower Party, it being understood that such Guarantor Party or such other Borrower Party, as the case may be, may make payments on such intercompany indebtedness unless an Event of Default has occurred and is continuing.

Section 7.10. Limit of Liability. Each Guarantor Party shall be liable only for Guaranteed Obligations aggregating up to the largest amount that would not render its Guaranteed Obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law (including under the laws of Ireland, Bermuda and Luxembourg).

ARTICLE 8

AGENTS

Section 8.01. Appointment of Agents. Citibank GM is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Citibank GM to act as Syndication Agent in accordance with the terms hereof and the other Loan Documents. Citibank NA is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Citibank NA to act as Administrative Agent in accordance with the terms hereof and the other Loan Documents. Wells Fargo is hereby appointed Collateral Agent hereunder, and each Lender hereby authorizes Wells Fargo to act as Collateral Agent in accordance with the terms hereof and the other Loan Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. Except as expressly provided herein (including in the proviso in the first sentence of Section 8.07(a)), the provisions of this Article 8 are solely for the benefit of the Agents and the Lenders and no Borrower Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower Party. The Syndication Agent, without the consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Effective Date, Citibank GM, in its capacity as Syndication Agent, shall not have any duties or obligations under this Agreement or any of the other Loan Documents but shall be entitled to all benefits of this Article 8. The Syndication Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and the Borrower. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 8.02. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender and no Agent shall be subject to any fiduciary or other implied duties; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.

Section 8.03. General Immunity. (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by any Lender to any Agent or by or on behalf of any Borrower Party to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Borrower Party or any other Person liable for the payment of any Obligations, nor shall any Agent be responsible for, or have any duty to ascertain or inquire as to (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents, (iii) the use of the proceeds of the Loans or (iv) the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall have no duty to take any discretionary action or exercise any discretionary powers, and shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Required Lenders (or such other Lenders as may be required to give such instructions under Section 9.05) and, upon receipt of such instructions from the Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower Parties), accountants, experts and other professional advisors selected by it; (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other Lenders as may be required to give such instructions under Section 9.05); (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower Entity that is communicated to or obtained by the institution serving as an Administrative Agent or any of its Affiliates in any capacity and (iv) the Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect.

(c) Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 8.03 and of Section 8.06 shall apply to any Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of this Section 8.03 and of Section 8.06 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Borrower Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent (other than the Paying Agent) shall only have obligations to the Administrative Agent and not to any Borrower Party, Lender or any other Person and no Borrower Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent (other than the Paying Agent).

Section 8.04. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower Party for services in connection herewith and otherwise without having to account for the same to the Lenders.

Section 8.05. Lenders’ Representations, Warranties and Acknowledgment. (a) Each Lender represents and warrants that it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and investigation of the financial condition and affairs of the Borrower Parties in connection with the making of the Loans hereunder and made its own decision to enter into this Agreement and that it has made and shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own appraisal of the creditworthiness of the Borrower Parties and make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

(b) Each Lender, by delivering its signature page to this Agreement or an Assignment and Assumption, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, the Required Lenders or the Lenders, as applicable.

Section 8.06. Right to Indemnity. Each Lender, in proportion to its Applicable Percentage, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Borrower Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and compensation of agents and employees paid for services rendered on behalf of the Lenders) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Applicable Percentage thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

Section 8.07. Successor Administrative Agent and Collateral Agent. (a) The Administrative Agent shall have the right to resign at any time (which such resignation shall then automatically include the resignation of each of its agents and sub-agents (including the Paying Agent)) by giving prior written notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause (which such removal shall then automatically include the removal of each of its agents and sub-agents (including the Paying Agent)) by an instrument or concurrent instruments in writing delivered to the Borrower and the Administrative Agent and signed by the Required Lenders; provided that, if the Paying Agent breaches its obligations under Section 2.09(a) or (i) of this Agreement, upon notice of such breach by the Borrower to the Administrative Agent and the Paying Agent, if such breaching Paying Agent has not been removed and replaced with a successor Paying Agent within 30 days of such notice, the Borrower may remove such breaching Paying Agent and appoint a successor Paying Agent that is reasonably satisfactory to the Required Lenders. The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent and/or the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders, and the Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Administrative Agent by the Borrower and the Required Lenders or (iii) such other date, if any, agreed to by the Required Lenders. Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, the Required Lenders shall have the right, upon five Business Days’ notice to the Borrower, to appoint a successor Administrative Agent. If neither the Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that, until a successor Administrative Agent is so appointed by the Required Lenders or the Administrative Agent, any collateral security held by the Administrative Agent in its role as a Secured Party on behalf of the Lenders under any of the Loan Documents shall continue to be held by the retiring Administrative Agent as nominee until such time as a successor Administrative Agent is appointed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums and items of Collateral held under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Security Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.

(b) In addition to the foregoing, the Collateral Agent may resign at any time by giving prior written notice thereof to the Lenders and the Grantors, and the Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and the Collateral Agent signed by the Required Lenders. The Administrative Agent shall have the right to appoint a financial institution as Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders and the Collateral Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Collateral Agent by the Borrower and the Required Lenders or (iii) such other date, if any, agreed to by the Required Lenders. Upon any such notice of resignation or any such removal, the Required Lenders shall have the right, upon five Business Days’ notice to the Administrative Agent, to appoint a successor Collateral Agent. Until a successor Collateral Agent is so appointed by the Required Lenders or the Administrative Agent, any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement and the Security Documents, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums and items of Collateral held hereunder or under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Security Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Security Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Security Documents. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement and the Security Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Security Documents while it was the Collateral Agent hereunder.

Section 8.08. Security Documents and Guaranty. (a) Agents under Security Documents and Guaranty. Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the guaranty set forth in Article 7, the Collateral and the Security Documents; provided that neither Administrative Agent nor Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Hedge Agreement. Subject to Section 9.05, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to, in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 9.05) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the guaranty set forth in Article 7, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale or other disposition.

(c) Rights under Hedge Agreements. No Hedge Agreement will create (or be deemed to create) in favor of any Hedge Counterparty that is a party thereto any rights to manage or direct the management or release of any Collateral or the obligations of any Guarantor under the Loan Documents except as expressly provided in Section 9.05(c)(iii) of this Agreement. By accepting the benefits of the Collateral, such Hedge Counterparty shall be deemed to have appointed Collateral Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this clause.

(d) Release of Collateral and Guarantees, Termination of Loan Documents. Notwithstanding anything to the contrary contained herein or any other Loan Document, but without limiting any other provision therein providing for the partial release of any Collateral, when all Obligations (other than obligations in respect of any Hedge Agreement) have been paid in full and all Commitments have terminated or expired, upon request of the Borrower, the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor Party or any substantial part of its property, or otherwise, all as though such payment had not been made.

Section 8.09. Withholding Taxes. To the extent required by any applicable law, the Administrative Agent or the Paying Agent, as the case may be, may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent or the Paying Agent, as the case may be, did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent or the Paying Agent, as the case may be, of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent or the Paying Agent, as the case may be, fully for all amounts paid, directly or indirectly, by the Administrative Agent or the Paying Agent, as the case may be, as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

Section 8.10. Required Notice by Administrative Agent to Collateral Agent. Upon obtaining knowledge of the occurrence of a Default or Event of Default, the Administrative Agent shall promptly notify the Collateral Agent of such Default or Event of Default. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by a Borrower Party or a Lender.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Notices Generally. (a) Any notice or other communication herein required or permitted to be given to a Borrower Party, the Syndication Agent, the Collateral Agent or the Administrative Agent shall be sent to such Person’s address as set forth on Schedule 9.01, and in the case of any other Lender, the address as indicated in its Administrative Questionnaire or otherwise indicated to the Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served or sent by telefacsimile (except for any notices sent to the Administrative Agent) or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 8.03(c) hereto as designated by the Administrative Agent from time to time.

(b) Electronic Communications.

(i) Notices and other communications to any Agent and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Agent or any Lender pursuant to Article 2 if such Person has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii) Each Borrower Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.

(iv) Each Borrower Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(v) Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

(c) Private Side Information Contracts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain non-public information with respect to the Borrower Parties or their securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.

Section 9.02. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (a) all the actual, reasonable and documented costs and expenses incurred in connection with the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable and documented costs of furnishing all opinions by counsel for the Borrower and the other Borrower Parties; (c) the reasonable and documented fees, expenses and disbursements of counsel to the Agents (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Borrower Party, subject to a maximum amount as separately agreed; (d) all the actual, reasonable and documented costs and expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of the Collateral Agent for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or the Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Security Documents; (e) all the actual, reasonable and documented costs, fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual, reasonable and documented costs and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual, reasonable and documented costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the transactions contemplated by the Loan Documents (including with respect to the release of UPA Loan Amounts and all reasonable printing, reproduction, document delivery, CUSIP, electronic platforms and communication costs including but not limited to Intralinks or similar platform and ClearPar or similar platform) and any consents, amendments, waivers or other modifications thereto and (h) after the occurrence of a Default or an Event of Default, all documented costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and the Lenders in enforcing any Obligations of or in collecting any payments due from any Borrower Party hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the guaranty set forth in Article 7) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

Section 9.03. Indemnity. (a) In addition to the payment of expenses pursuant to Section 9.02, whether or not the transactions contemplated hereby shall be consummated, each Borrower Party agrees to defend (subject to the Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and each of their respective officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Borrower Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.03 may be unenforceable in whole or in part because they violate any law or public policy, the applicable Borrower Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b) To the extent permitted by applicable law, no Borrower Party shall assert, and each Borrower Party hereby waives, any claim against each Lender, each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Borrower Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c) Each Borrower Party also agrees that no Lender, Agent nor their respective Affiliates, directors, employees, attorneys, agents or sub-agents will have any liability to any Borrower Party or any person asserting claims on behalf of or in right of any Borrower Party or any other person in connection with or as a result of this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in each case, except in the case of any Borrower Party to the extent that any losses, claims, damages, liabilities or expenses incurred by such Borrower Party or its affiliates, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Lender, Agent or their respective Affiliates, directors, employees, attorneys, agents or sub-agents in performing its obligations under this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, however, that in no event will such Lender, Agent or their respective Affiliates, directors, employees, attorneys, agents or sub-agents have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender’s, Agent’s or their respective Affiliates’, directors’, employees’, attorneys’, agents’ or sub-agents’ activities related to this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.

Section 9.04. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Borrower Party at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Borrower Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Borrower Party against and on account of the obligations and liabilities of any Borrower Party to such Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Article 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

Section 9.05. Amendments and Waivers. (a) Requisite Lenders’ Consent. Subject to the additional requirements of Sections 9.05(b) and 9.05(c), no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Borrower Party therefrom, shall in any event be effective without the written concurrence of the Required Lenders; provided that the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender.

(b) Affected Lenders’ Consent. Without the written consent of each Lender that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note;

(ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.04(b)) or any fee or any premium payable hereunder;

(iv) extend the time for payment of any such interest or fees;

(v) reduce the principal amount of any Loan;

(vi) amend, modify, terminate or waive any provision of this Section 9.05(b), Section 9.05(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(vii) amend the definition of “Required Lenders” or “Applicable Percentage”; provided, with the consent of Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Applicable Percentage” on substantially the same basis as the Commitments and the Loans are included on the Effective Date;

(viii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the guaranty set forth in Article 7 except as expressly provided in the Loan Documents; or

(ix) consent to the assignment or transfer by any Borrower Party of any of its rights and obligations under any Loan Document;

provided that, for the avoidance of doubt, all Lenders shall be deemed directly affected thereby with respect to any amendment described in clauses (vi), (vii), (viii) and (ix).

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Borrower Party therefrom, shall:

(i) increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender;

(ii) amend, modify, terminate or waive any provision of Article 8 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or

(iii) amend, modify or waive this Agreement or the Mortgage so as to alter the ratable treatment of Obligations arising under the Loan Documents and Obligations arising under Hedge Agreements or the definition of “Hedge Counterparty,” “Hedge Agreement,” “Obligations,” or “Secured Obligations” (as defined in any applicable Collateral Document) in each case in a manner adverse to any Hedge Counterparty with Obligations then outstanding without the written consent of any such Hedge Counterparty.

(d) Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower Party in any case shall entitle any Borrower Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.05 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Borrower Party, on such Borrower Party.

Section 9.06. Successors and Assigns; Participations; Consent Rights of Lead Arrangers to Actions by Collateral Agent. (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. No Borrower Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Borrower Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. The Borrower, the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment and Assumption effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 9.06(d). Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment and Assumption and all other necessary documents and approvals (including a completed Administrative Questionnaire and any additional information reasonably requested by the Administrative Agent necessary to satisfy “know your customer” or other similar checks under all applicable laws and regulations in relation to the new Lender), prompt notice thereof shall be provided to the Borrower and a copy of such Assignment and Assumption shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date”. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

(i) to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to the Borrower and the Administrative Agent, and consented to by the Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or (y) required in the case of a transfer or assignment to the Borrower, FLL or a Servicer or any of their Affiliates (a “Relevant Assignment Party”) from any Lender or a transfer or assignment by a Relevant Assignment Party to another Relevant Assignment Party); and

(ii) to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” upon giving of notice to the Borrower and the Administrative Agent, consented to by the Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or (y) required in the case of a transfer or assignment to a Relevant Assignment Party from any Lender or a transfer or assignment by a Relevant Assignment Party to another Relevant Assignment Party) and, in the case of assignment of Loans or Commitments to any such Person (except in the case of primary assignments made by Citibank, N.A., Citigroup GM, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., RBC Capital Markets, LLC or BNP Paribas Securities Corp.), consented to by the Borrower (such consent not to be (x) unreasonably withheld or delayed or (y) in the case of the Borrower, required at any time an Event of Default shall have occurred and be continuing); provided, further that (A) the Borrower shall be deemed to have consented to any such assignment of Loans or Commitments unless it shall object thereto by written notice to the Administrative Agent within fifteen (15) days after having received notice thereof provided that in connection with any such assignment to any of the entities listed in Annex 2, (as the same may be amended by agreement of the Borrower and Administrative Agent from time to time, each a “Borrower Competitor”) there shall be no deemed consent, and the Borrower’s actual consent shall be required, and (B) each such assignment pursuant to this Section 9.06(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by the Borrower (unless an Event of Default has occurred and is continuing) and the Administrative Agent or as shall constitute the aggregate amount of the Commitments and Loans of the assigning Lender) with respect to the assignment of the Commitments and Loans.

(d) Mechanics. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment and Assumption. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal or other applicable income Tax withholding matters as the assignee under such Assignment and Assumption may be required to deliver pursuant to Section 2.08(e), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of primary assignments made by Citibank, N.A., Citigroup GM, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., RBC Capital Markets, LLC, or BNP Paribas Securities Corp.).

(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 9.06, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f) Effect of Assignment. Subject to the terms and conditions of this Section 9.06, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 9.08) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect the Commitment of such assignee; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender.

(g) Participations.

(i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than any Borrower Party or any of their Affiliates) in all or any part of its Commitments, Loans or in any other Obligation.

(ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Borrower Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Security Documents or all or substantially all of the Guarantors from the guaranty set forth in Article 7 (in each case, except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating.

(iii) The Borrower agrees that each participant shall be entitled to the benefits of Section 2.08 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Section 2.08 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower’s prior written consent and (y) such participant shall not be entitled to the benefits of Sections 2.08(a) through 2.08(f), inclusive, unless Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with Sections 2.08(a) through 2.08(f), inclusive, as though it were a Lender; provided further that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to the Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.04 as though it were a Lender, provided such Participant agrees to be subject to Section 2.09(g) as though it were a Lender.

(h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 9.06 any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Federal Reserve Board and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(i) Consent Rights of Lead Arrangers to Actions By Collateral Agent. Prior to the final completion of all primary assignments by Citigroup GM, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., RBC Capital Markets, LLC, or BNP Paribas Securities Corp. any actions to be taken by the Collateral Agent in connection with the Loan Documents and/or the Collateral (including granting any consents or waivers) shall be subject to the consent of each of the Lead Arrangers, and thereafter the Collateral Agent, to the extent not required to act on instructions of the Required Lenders or all of the Lenders, in the exercise of any discretionary right or power to approve the form or substance of any document or otherwise shall exercise such right or power after consultation with the Administrative Agent.

Section 9.07. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 9.08. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Loan. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Borrower Party set forth in Sections 2.08, 2.09, 9.02, 9.03 and 9.04 and the agreements of the Lenders set forth in Sections 2.08, 2.09(g), 8.03(b) and 8.06 shall survive the payment of the Loans and the termination hereof.

Section 9.09. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 9.10. Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Borrower Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Borrower Party makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent on behalf of the Lenders), or any Agent or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 9.11. Severability. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 9.12. Obligations Several; Independent Nature of Lenders’ Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 9.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 9.14. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 9.15. Consent to Jurisdiction. (a) SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY DOCUMENT GOVERNED BY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE BORROWER PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.01; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE BORROWER PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY BORROWER PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(b) Each Borrower Party that is organized under the laws of a jurisdiction outside the United States hereby appoints BBAM LLC, with an office at 50 California Street, 14th Floor, San Francisco, CA 94111, as its agent for service of process in any matter related to this Agreement or the other Loan Documents and shall provide written evidence of acceptance of such appointment by such agent on or before the Effective Date.

Section 9.16. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 9.17. Confidentiality. Each Agent and each Lender shall hold all non-public information regarding the Borrower and its Subsidiaries and their businesses identified as such by the Borrower and obtained by such Agent or such Lender pursuant to the requirements hereof (“Information”) in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower that, in any event, the Administrative Agent may disclose such information to the Lenders and each Agent and each Lender may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 9.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 9.17 or other provisions at least as restrictive as this Section 9.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Borrower Parties received by it from any Agent or any Lender, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Loan Document and (v) disclosures required or requested by any governmental agency or representative thereof or by the National Association of Insurance Commissioners or any successor thereto or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

Section 9.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.

Section 9.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 9.20. Effectiveness; Entire Agreement; Third Party Beneficiary. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written notification of such execution and authorization of delivery thereof.

Section 9.21. PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower Party, which information includes the name and address of each Borrower Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower Party in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Section 9.22. Electronic Execution of Documents. The words “execution”, “signed”, “signature”, and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.23. No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower Parties, their stockholders and/or their affiliates. Each Borrower Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Borrower Party, its stockholders or its affiliates, on the other. The Borrower Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Borrower Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Borrower Party, its stockholders or its Affiliates on other matters) or any other obligation to any Borrower Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Borrower Party, its management, stockholders, creditors or any other Person. Each Borrower Party acknowledges and agrees that it has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrower Party, in connection with such transaction or the process leading thereto.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. In the case of B&B Air Acquisition 34953 Leasing Limited, B&B Air Acquisition 3151 Leasing Limited, B&B Air Acquisition 403 Leasing Limited, B&B Air Acquisition 34956 Leasing Limited and B&B Air Acquisition 3237 Leasing Limited, such parties intend that this Agreement be executed and delivered as a Deed and have caused this Agreement to be so executed and delivered.

The Borrower

FLY FUNDING II S.À R.L.

By:
Name:
Title:

The Guarantor Parties

FLY LEASING LIMITED

By:
Name:
Title:

FLY PERIDOT HOLDINGS LIMITED

By:
Name:
Title:

BABCOCK & BROWN AIR ACQUISITION I LIMITED

By:
Name:
Title:

The Initial Intermediate Lessees

SIGNED AND DELIVERED AS A DEED by	) ) ) )
as attorney for B&B AIR ACQUISITION 3237 LEASING LIMITED

in the presence of:

Signature of Witness:
Name of Witness:
Address of Witness:
Occupation of Witness:

SIGNED AND DELIVERED AS A DEED by	) ) ) )
as attorney for B&B AIR ACQUISITION 34953 LEASING LIMITED

in the presence of:

Signature of Witness:
Name of Witness:
Address of Witness:
Occupation of Witness:

SIGNED AND DELIVERED AS A DEED by	) ) ) )
as attorney for B&B AIR ACQUISITION 34956 LEASING LIMITED

in the presence of:

Signature of Witness:
Name of Witness:
Address of Witness:
Occupation of Witness:

SIGNED AND DELIVERED AS A DEED by	) ) ) )
as attorney for B&B AIR ACQUISITION 403 LEASING LIMITED

in the presence of:

Signature of Witness:
Name of Witness:
Address of Witness:
Occupation of Witness:

SIGNED AND DELIVERED AS A DEED by	) ) ) )
as attorney for B&B AIR ACQUISITION 3151 LEASING LIMITED

in the presence of:

Signature of Witness:
Name of Witness:
Address of Witness:
Occupation of Witness:

The Initial Lessor Subsidiaries

SPIREDELL TRUST

By:	Wilmington Trust Company, not in its individual capacity but solely as trustee

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 3237)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 34953)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 34956)

By
Name:
Title:

B&B AIR ACQUISITION 403 STATUTORY TRUST

By: Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as trustee under the trust agreement (MSN 403)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 3151)

By
Name:
Title:

B&B AIR ACQUISITION 3417 STATUTORY TRUST

By: Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as trustee under the trust agreement (MSN 3417)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 1369)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 1378)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 1391)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 1393)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 24739)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 26473)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 29312)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 29644)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 30052)

By
Name:
Title:

CITIGROUP GLOBAL MARKETS INC., as Syndication Agent

By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION as Collateral Agent and Securities Intermediary

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

The undersigned hereby acknowledges its appointment as Paying Agent and agrees, so long as such appointment shall remain in effect, to act in such capacity as provided herein:

CITIBANK N.A., as Paying Agent

Name:
Title:

CITIBANK, N.A., as a Lender

By:
Name:
Title: